Exhibit 99.9

CREDIT AGREEMENT

CLEAN ENERGY FUELS CORP.

and

CLEAN ENERGY
as the Borrowers

and

PLAINSCAPITAL BANK,
as the Lender

$18,000,000 Facility A

$12,000,000 Facility B

August 15, 2008

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ARTICLE IX - Miscellaneous			41
Section 9.1.		Waivers and Amendments; Acknowledgments	41
Section 9.2.		Survival of Agreements; Cumulative Nature	43
Section 9.3.		Notices; Effectiveness; Electronic Communication	43
Section 9.4.		Expenses; Indemnity; Damage Waiver	44
Section 9.5.		Benefits; Participations	45
Section 9.6.		Confidentiality	46
Section 9.7.		Governing Law	46
Section 9.8.		Limitation on Interest	46
Section 9.9.		Severability	47
Section 9.10.		Counterparts; Integration	47
Section 9.11.		Waiver of Jury Trial, Punitive Damages, etc.	47
Section 9.12.		No Advisory or Fiduciary Responsibility	48
Section 9.13.		USA PATRIOT Act Notice	49
Section 9.14.		Binding Arbitration	49

Schedules and Exhibits:

Schedule 1	-	Disclosure Schedule
Schedule 2	-	Security Schedule
Schedule 3	-	Insurance Schedule

Exhibit A-1	-	Facility A Note
Exhibit A-2	-	Facility B Note
Exhibit B	-	Borrowing Notice
Exhibit C	-	Certificate Accompanying Financial Statements
Exhibit D	-	Opinion of Counsel for Restricted Persons
Exhibit E	-	Form of Lockbox Agreement

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CREDIT AGREEMENT

THIS CREDIT AGREEMENT is made as of August 15, 2008, by and among CLEAN ENERGY FUELS CORP., a Delaware corporation (“CEF”), and CLEAN ENERGY, a California corporation (“Clean Energy”), as the Borrowers, and PLAINSCAPITAL BANK, a Texas state chartered bank, as the Lender (the “Lender”).

W I T N E S S E T H:

In consideration of the mutual covenants and agreements contained herein in consideration of the loans which may hereafter be made by the Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I - Definitions and References

Section 1.1.                                   Defined Terms.  As used in this Agreement, each of the following terms has the meaning given to such term in this Section 1.1 or in the sections and subsections referred to below:

“Accounts” means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrowers arising out of the sale or lease of goods or the rendering of services by Borrowers.

“Acquisition”  means the acquisition of all membership interests in DCE pursuant to the Acquisition Documents.

“Acquisition Documents” means (a) the Membership Interests Purchase and Sale Agreement dated August 15, 2008 among Camco International, Ltd., Camco DCE Limited, Camco DCE Inc., CE Dallas,  Clean Energy, and Cambrian, (b) the Assignment of Membership Interests, and (c) all other agreements or instruments delivered in connection therewith to consummate the Acquisition.

“Adjusted Base Rate” means, on any day, the greater of (i) the Base Rate for such day plus one-half of one percent (0.50%) per annum and (ii) five and one-half of one percent (5.50%) per annum; provided that the Adjusted Base Rate shall never exceed the Highest Lawful Rate.

“Affiliate” means, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person.  A Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, power:

(a)                                  to vote 10% or more of the securities or other equity interests (on a fully diluted basis) having ordinary voting power for the election of directors, the managing general partner or partners or the managing member or members; or

(b)                                 to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agreement” means this Credit Agreement.

“Base Rate” means, for each calendar month, the Prime Rate of interest for the U.S. published in the Borrowing Benchmarks section of the Wall Street Journal on the first Business Day of such calendar month.   Any changes in the Wall Street Journal Prime Rate as of the first Business Day of each calendar month shall take place immediately without notice or demand of any kind. If the Wall Street Journal no longer reports the Prime Rate, or the Lender determines in good faith that the rate so reported no longer accurately reflects an accurate determination of the prevailing Prime Rate, the Lender may select a reasonably comparable index or source to use as the basis for the Base Rate.  The Base Rate is a reference rate and does not necessarily represent the lowest or best rate being charged by the Lender to its customers.

“Blue Fuels” means Blue Fuels Group L.P., a Texas limited partnership.

“Borrower” means either CEF or Clean Energy, individually, and “Borrowers” means CEF and Clean Energy collectively.

“Borrowing Notice” means a written or telephonic request, or a written confirmation, made by the Borrowers which meets the requirements of Section 2.2.

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks are open for business with the public in Dallas, Texas.

“Cambrian” means Cambrian McCommas Bluff LLC, a Delaware limited liability company.

“Capital Lease” means a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Capital Lease Obligation” means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which should, in accordance with GAAP, appear as a liability on the balance sheet of such Person.

“Cash Equivalents” means Investments in:

(a)                                  marketable obligations, maturing within twelve months after acquisition thereof, issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America;

(b)                                 demand deposits, and time deposits (including certificates of deposit) maturing within twelve months from the date of deposit thereof, with any office of the Lender or with a domestic office of any national or state bank or trust company which is organized under the Laws of the United States of America or any state therein, which has capital, surplus and undivided profits of at least $300,000,000, and whose long term certificates of deposit are rated at least Aa3 by Moody’s or AA- by S & P;

(c)                                  repurchase obligations with a term of not more than seven days for underlying securities of the types described in subsection (a) above entered into with any commercial bank meeting the specifications of subsection (b) above;

(d)                                 open market commercial paper, maturing within 270 days after acquisition thereof, which are rated at least P-1 by Moody’s or A-1 by S & P; and

(e)                                  money market or other mutual funds (i) that are rated AA or better by S&P or (ii) substantially all of the assets of which comprise securities of the types described in subsections (a) through (d) above.

“CE Dallas” means CE Dallas Renewables LLC, a Delaware limited liability company.

“CEF” means Clean Energy Fuels Corp., a Delaware corporation.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

“Change of Control” means the occurrence of any of the following events: (a) any Person or two or more Persons (other than the Permitted Holders) acting as a group shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Act of 1934, as amended, and including holding proxies to vote for the election of directors other than proxies held by either Borrower’s management or their designees to be voted in favor of Persons nominated by such Borrower’s Board of Directors) of 35% or more of the outstanding voting securities of such Borrower, measured by voting power (including both common stock and any preferred stock or other equity securities entitling the holders thereof to vote with the holders of common stock in elections for directors of such Borrower, (b) one-third or more of the directors of  either Borrower shall consist of Persons not nominated by such Borrower’s Board of Directors (not including as Board nominees any directors which the Board is obligated to nominate pursuant to shareholders agreements, voting trust arrangements or similar arrangements), or (c) Clean Energy fails to own at least fifty-one percent (51%) of all outstanding member interests in the Project Company.

“Clean Energy” means Clean Energy, a California Corporation.

“Clean Energy Loan Documents” means that certain Loan Agreement of even date herewith between the Project Company, as borrower, and Clean Energy, as lender, a promissory note in the stated principal amount of $14,000,000 made by the Project Company payable to the order of Clean Energy, and the security documents and other agreement and instruments executed in connection therewith.

“Closing Date” means the date on which all of the conditions precedent set forth in Sections 4.1, 4.2 and 4.3 shall have been satisfied or waived.

“Collateral” means all property of any kind which is subject to a Lien in favor of Lender or which, under the terms of any Security Document, is purported to be subject to such a Lien, in each case that secures the Obligations.

“Consolidated” refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries.  References herein to a Person’s Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries.

“Consolidated EBITDA” means, for any period (without duplication), the sum of (1) Consolidated Net Income during such period (excluding extraordinary gains and losses), plus (2) all interest expense recorded during such period on Indebtedness (including amortization of original issue discount and the interest component of any deferred payment obligations and Capital Lease Obligations) which was deducted in determining such Consolidated Net Income, plus (3) all income taxes which were deducted in determining such Consolidated Net Income, plus (4) all depreciation, amortization (including amortization of good will and debt issue costs), depletion, and other non-cash charges (including any provision for the reduction in the carrying value of assets recorded in accordance with GAAP and including those resulting from the requirements of FASB 133, 143 or 144) which were deducted in determining such Consolidated Net Income, plus (5) all stock option compensation expenses which were deducted in determining such Consolidated Net Income, minus (6) all non-cash items of income which were included in determining such Consolidated Net Income.

“Consolidated Funded Debt” means (1) the categories of Liabilities of CEF and its properly Consolidated Subsidiaries described in clauses (a), (b), (c), and (e), of the definition of “Indebtedness” in Section 1.1, (2) Liabilities of CEF and its properly Consolidated Subsidiaries for reimbursement obligations owed to a creditor for amounts paid by such creditor for draws under a letter of credit, and (3) Liabilities of CEF and its properly Consolidated Subsidiaries for any guaranty of Indebtedness for which the creditor has made demand for payment (without duplication).

“Consolidated Net Income” means, for any period, CEF’s and its properly Consolidated Subsidiaries’ gross revenues for such period, including any cash dividends or distributions actually received from any other Person during such period, minus CEF’s and such Subsidiaries’ expenses and other proper charges against income (including taxes on income, to the extent imposed), determined on a Consolidated basis.

“Consolidated Net Worth” means, at any time, (a) the total assets of CEF and its Subsidiaries which would be shown as assets on a Consolidated balance sheet of CEF and its Subsidiaries as of such time, minus (b) the total liabilities of CEF and its Subsidiaries which would be shown as liabilities on a Consolidated balance sheet of CEF and its Subsidiaries as of such time.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“DCE” means Dallas Clean Energy LLC, a Delaware limited liability company.

“DCE Post Closing Merger” means the merger of CE Dallas with and into DCE, with DCE being the surviving entity.

“Default” means any Event of Default and any default, event or condition which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default.

“Default Rate” means, at the time in question, the Base Rate then in effect plus five percent (5%) per annum.

“Disclosure Schedule” means Schedule 1 hereto.

“Distribution” means (a) any dividend or other distribution made by a Restricted Person on or in respect of any stock, partnership interest, membership interest, or other equity interest in such Restricted Person or any other Restricted Person (including any option or warrant to buy such an equity interest), or (b) any payment made by a Restricted Person to purchase, redeem, acquire or retire any stock, partnership interest, membership interest, or other equity interest in such Restricted Person or any other Restricted Person (including any such option or warrant).

“Environmental Laws” means any and all Laws relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.  Environmental Laws include, without limitation, the Clean Air Act, as amended, the Federal Water Pollution Control Act, as amended, the Rivers and Harbors Act of 1899, as amended, the Safe Drinking Water Act, as amended, CERCLA, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Hazardous and Solid Waste Amendments Act of 1984, as amended, the Toxic Substances Control Act, as amended, the Occupational Safety and Health Act (“OSHA”), as amended, the Hazardous Materials Transportation Act, as amended, any similar state laws, and  any other federal, state and local Law whose purpose is to conserve or protect human health, the environment, wildlife or natural resources.

“Equity Interest” means shares of capital stock or a partnership, profits, capital, member or other equity interest, or options, warrants or any other rights to substitute for or otherwise acquire the capital stock or a partnership, profits, capital, member or other equity interest of any Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statutes or statute, together with all rules and regulations promulgated with respect thereto.

“ERISA Affiliate” means each Restricted Person and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that, together with such Restricted Person, are treated as a single employer under Section 414 of the Internal Revenue Code.

“ERISA Plan” means any employee pension benefit plan subject to Title IV of ERISA maintained by any ERISA Affiliate with respect to which any Restricted Person has a fixed or contingent liability.

“Event of Default” has the meaning given to such term in Section 8.1.

“Excluded Taxes” means, with respect to the Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrowers hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes (however denominated, including any such taxes imposed on or measured by overall gross income) imposed on it (in lieu of net income taxes), by a jurisdiction (or any political subdivision thereof) (I) under the laws of which such recipient is organized, (II) in which its principal office is located or, in the case of the Lender, in which its Lending Office is located, or (III) with which the Lender or such recipient otherwise has nexus (other than nexus arising solely from receiving any payment or enforcing its rights under this Agreement) and (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrowers are located.

“Facility A Loan” has the meaning give to such term in Section 2.1(a).

“Facility A Note” has the meaning give to such term in Section 2.1(a).

“Facility B Commitment Period” means the period from and including the Closing Date until February 15, 2009 (or, if earlier, the day on which the obligations of the Lender to make Loans hereunder has been terminated or the Notes first become due and payable in full).

“Facility B Loans” has the meaning give to such term in Section 2.1(b).

“Facility B Maximum Credit Amount” means the obligation of the Lender to make Facility B Loans to the Borrowers in an aggregate amount not exceeding $12,000,000.

“Facility B Note” has the meaning give to such term in Section 2.1(b).

“Fiscal Quarter” means a three-month period ending on March 31, June 30, September 30 or December 31 of any year.

“Fiscal Year” means a twelve-month period ending on December 31 of any year.

“GAAP” means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of Restricted Persons and their Consolidated Subsidiaries, are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the Initial Financial Statements.  If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to any Restricted Person or with respect to any Restricted Person and its Consolidated Subsidiaries may be prepared in accordance with such change, but all calculations and determinations to be made hereunder may be made in accordance with such change only after notice of such change is given to the Lender, and the Lender and the Borrowers agree to negotiate in good faith in respect of the modification of any covenants hereunder that are affected by such change in order to cause them to measure substantially the same financial performance as the covenants in effect immediately prior to such change.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Hazardous Materials” means any substances regulated under any Environmental Law, whether as pollutants, contaminants, or chemicals, or as industrial, toxic or hazardous substances or wastes, or otherwise, including, but not limited to (a) any “hazardous substance,” as defined by CERCLA; (b) any “hazardous waste” or “solid waste,” in either case as defined by the Resource Conservation and Recovery Act, as amended; (c) any solid, hazardous, dangerous, radioactive or toxic chemical, material, waste or substance, within the meaning of and regulated by any Environmental Law; (d) any asbestos containing materials in any form or condition; (e) any polychlorinated biphenyls in any form or condition; (f) petroleum, petroleum hydrocarbons, or any fraction or byproducts thereof; or (g) any air pollutant which is so designated by the U.S. EPA as authorized by the Clean Air Act or otherwise regulated by the Clean Air Act.

“Hedging Contract” means (a) any agreement providing for options, swaps, floors, caps, collars, forward sales or forward purchases involving interest rates, commodities or commodity prices, equities, currencies, bonds, or indexes based on any of the foregoing, (b) any option, futures or forward contract traded on an exchange, and (c) any other derivative agreement or other similar agreement or arrangement.

“Highest Lawful Rate” means the maximum nonusurious rate of interest that the Lender is permitted under applicable Law to contract for, take, charge, or receive with respect to the Obligations.

“Indebtedness” of any Person means Liabilities in any of the following categories (without duplication):

(a)                                  Liabilities for borrowed money;

(b)                                 Liabilities constituting an obligation to pay the deferred purchase price of property or services;

(c)                                  Liabilities evidenced by a bond, debenture, note or similar instrument;

(d)                                 Liabilities which (i) would under GAAP be shown on such Person’s balance sheet as a liability, and (ii) are payable more than one (1) year from the date of creation or incurrence thereof (other than reserves for taxes and reserves for contingent obligations);

(e)                                  Liabilities constituting principal under Capital Leases Obligations;

(f)                                    Liabilities arising under conditional sales or other title retention agreements relating to property purchased by such Person;

(g)                                 Liabilities owing under direct or indirect guaranties of Indebtedness of any other Person or otherwise constituting obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of Indebtedness of any other Person (such as obligations under working capital maintenance agreements, agreements to keep-well, or agreements to purchase Indebtedness, assets, goods, securities or services), but excluding endorsements in the ordinary course of business of negotiable instruments in the course of collection;

(h)                                 Liabilities (for example, repurchase agreements, mandatorily redeemable preferred stock and sale/leaseback agreements) consisting of an obligation to purchase or redeem securities or other property of such Person, if such Liabilities arise out of or in connection with the sale or issuance of the same or similar securities or property;

(i)                                     Liabilities with respect to letters of credit or applications or reimbursement agreements therefor;

(j)                                     Liabilities arising under Hedging Contracts (on a net basis to the extent netting is provided for in the applicable Hedging Contract), excluding any portion thereof which would be accounted for as an interest expense under GAAP; and

(k)                                  Liabilities with respect to banker’s acceptances;

provided, however, that the “Indebtedness” of any Person shall not include Liabilities that were incurred by such Person on ordinary trade terms to vendors, suppliers, or other Persons providing goods and services for use by such Person in the ordinary course of its business, unless and until such Liabilities are outstanding more than 90 days past the original invoice or billing date therefor.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Independent Engineers” means the independent petroleum engineering firm that prepared the Initial Engineering Report or another independent petroleum engineering firm chosen by the Borrowers and acceptable to the Lender.

“Initial Engineering Report” means the engineering report concerning the McCommas Bluff Gas Plant dated August 13, 2008, prepared by SCS Energy.

“Initial Financial Statements” means (a) the audited annual Consolidated financial statements of the Borrowers dated as of December 31, 2007, and (b) the unaudited quarterly Consolidated financial statements of the Borrowers dated as of June 30, 2008.

“Insolvent” means with respect to any Person, that such Person (a) is insolvent (as such term is defined in the United States Bankruptcy Code, Title 11 U.S.C., as amended (the “Code”), and with all terms used in this Section that are defined in the Code having the meanings ascribed to those terms in the text and interpretive case law applicable to the Code), or (b) the sum of such Person’s debts, including absolute and contingent liabilities, the Obligations or guarantees thereof, exceeds the value of such Person’s assets, at a fair valuation, and (c) such Person’s capital is unreasonably small for the business in which such Person is engaged and intends to be engaged.  Such Person has incurred (whether under the Loan Documents or otherwise), or intends to incur debts which will be beyond its ability to pay as such debts mature.

“Insurance Schedule” means Schedule 3 attached hereto.

“Investment” means any investment, made directly or indirectly, in any Person, whether by purchase, acquisition of equity interests, indebtedness or other obligations or securities or by extension of credit, loan, advance, capital contribution or otherwise and whether made in cash, by the transfer of property, or by any other means.

“Law” means any statute, law, regulation, ordinance, rule, treaty, judgment, order, decree, permit, concession, franchise, license, agreement or other governmental restriction of the United States or any state or political subdivision thereof or of any foreign country or any department, province or other political subdivision thereof.  Any reference to a Law includes any amendment or modification to such Law, and all regulations, rulings, and other Laws promulgated under such Law.

“Lease” means that certain Lease to Develop Landfill Gas dated as of December 12, 1994, as amended by that certain First Amendment to the Lease to Develop Landfill Gas dated as of July 10, 2003, and by that certain Acknowledgment Agreement dated as of November 19, 2007, pursuant to which DCE leases from the City of Dallas certain real property known as the McCommas Bluff Landfill for the purpose of developing and processing “Landfill Gas.”

“Lender” means PlainsCapital Bank, a Texas state chartered bank.

“Lending Office” means the office of the Lender in Dallas, Texas, or such other office as such Lender may from time to time specify to the Borrowers.

“Liabilities” means, as to any Person, all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP.

“Lien” means, with respect to any property or assets, any right or interest therein of a creditor to secure Liabilities owed to it or any other arrangement with such creditor which provides for the payment of such Liabilities out of such property or assets or which allows such creditor to have such Liabilities satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic’s or materialman’s lien, or any other charge or encumbrance for security purposes, whether arising by Law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business.  “Lien” also means any filed financing statement, any registration of a pledge (such as with an issuer of uncertificated securities), or any other arrangement or action which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

“LLC Agreement” means that certain Limited Liability Company Agreement of the Project Company dated as of August 15, 2008 by and among Clean Energy and Cambrian.

“Loan Documents” means this Agreement, the Notes, the Security Documents, and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith (exclusive of term sheets and commitment letters).

“Loans” means, collectively, the Facility A Loan and the Facility B Loans.  “Loan” means the Facility A Loan or the Facility B Loans individually.

“Lockbox” has the meaning given it in Section 4.1(l).

“Material Adverse Change” means a material and adverse change, from the state of affairs as of June 30, 2008, or as represented or warranted in any Loan Document, to (a) the Borrowers’ Consolidated financial condition, (b) the Borrowers’ Consolidated business, assets, operations, properties or prospects, considered as a whole, (c) DCE’s financial condition, (d) DCE’s business, assets, operations, properties or prospects taken as a whole, (e) the Borrowers’ ability to timely pay the Obligations, or (f) the enforceability of the material terms of any Loan Documents against the Restricted Persons.

“Maturity Date” means August 15, 2013.

“Moody’s” means Moody’s Investors Service, Inc., or its successor.

“Natural Fuels” means Natural Fuels Company LLC, a Colorado limited liability company.

“Notes” means, collectively, the Facility A Note and the Facility B Note.

“Obligations” means all Liabilities from time to time owing by any Restricted Person to the Lender under or pursuant to any of the Loan Documents.  “Obligation” means any part of the Obligations.

“Organizational Documents” means (i) with respect to any corporation, its certificate or articles of incorporation, as amended, and it by-laws, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended.  In the event any term or conditions of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Payment Reserve Account” means deposit account number 3100031073 established with the Lender in the name of “PlainsCapital Bank for the benefit of Clean Energy.”

“Permits” means all permits, consents, authorizations, approvals, registrations, licenses, certificates or variances granted by or obtained from any Governmental Authority.

“Permitted Holders” means T.  Boone Pickens and Madeleine Pickens.

“Permitted Investments” means

(a)                                  Cash Equivalents;

(b)                                 existing Investments described in the Disclosure Schedule;

(c)                                  normal and prudent extensions of credit by Restricted Persons to their customers for buying goods and services in the ordinary course of business or to another Restricted Person in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner;

(d)                                 extensions of credit among Restricted Persons which are subordinated to the Obligations upon terms and conditions satisfactory to the Lender in its sole and absolute discretion;

(e)                                  acquisitions of or capital contributions to or other Investments in any Person or property, so long as (1) immediately before and after giving pro forma effect to such Investment, no Event of Default shall have occurred and be continuing, (2) immediately after giving effect thereto, the Borrowers shall be in pro forma compliance with all of the covenants set forth in Sections 7.10 through 7.14, and (3) if such Investment is not being made with proceeds of the sale of Equity Interests of a Borrower, the Borrowers shall have delivered to the Lender, prior to the making of such Investment, a certificate of a Responsible Officer demonstrating compliance with the provisions of Sections 7.10 through 7.14; and

(f)                                    Investments not described in subsections (a) through (e) above which do not (taking into account all Investments of all Restricted Persons) exceed an aggregate amount of $250,000 during any Fiscal Year.

For purpose of Investments described in clause (e) above, each such Investment shall be valued at the greater of (x) the amount at which such Investment is shown on the books of CEF or any of its Subsidiaries (or zero, if such Investment is not shown on any such books); and (ii) the excess of (x) the greater of (A) the amount originally entered on the books of CEF or any of its Subsidiaries with respect thereto and (B) the cost thereof to CEF or its Subsidiary over (y) any return of capital (after income taxes applicable thereto) upon such Investment through the sale or other liquidation thereof or part thereof or otherwise.

“Permitted Liens” means:

(a)                                  statutory Liens for taxes, assessments or other governmental charges or levies which are not yet delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;

(b)                                 landlords’, operators’, carriers’, warehousemen’s, repairmen’s, mechanics’, materialmen’s, or other like Liens which do not secure Indebtedness, in each case only to the extent arising in the ordinary course of business and only to the extent securing obligations which are not delinquent or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP;

(c)                                  minor defects and irregularities in title to any property, so long as such defects and irregularities neither secure Indebtedness nor materially impair the value of such property or the use of such property for the purposes for which such property is held;

(d)                                 deposits of cash or securities to secure the performance of bids, trade contracts (other than Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e)                                  Liens under the Security Documents;

(f)                                    with respect only to property subject to any particular Security Document, Liens burdening such property which are expressly allowed by such Security Document;

(g)                                 easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any property of the Borrowers or any of their Subsidiaries for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, that do not secure any monetary obligations and that do not materially interfere with the future development of such property or with cash flow from such property;

(h)                                 Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor and no such deposit account is intended by the Borrowers or any of their Subsidiaries to provide collateral to the depository institution;

(i)                                     pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislations;

(j)                                     Liens on cash deposits of the Borrowers or their Subsidiaries to secure Indebtedness under Hedging Contracts permitted under Section 7.1; and

(k)                                  Liens granted by the Project Company to Clean Energy pursuant to the Clean Energy Loan Documents.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Project Company” means, at all times prior to the DCE Post Closing Merger, CE Dallas, and upon the effectiveness of the DCE Post Closing Merger and at all times thereafter, DCE.

“Rating Agency” means either S & P or Moody’s.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect.

“Responsible Officer” means, with respect to each Borrower, the Chief Executive Officer, President or Chief Financial Officer of such Borrower, and with respect to any other Restricted Person, if such Restricted Person is a corporation, the President or Chief Financial Officer of such Restricted Person, if such Restricted Person is a limited liability company, a Manager or officer of such Restricted Person, as applicable, and if such Restricted Person is a limited partnership, the applicable officer of the General Partner of such limited partnership.

“Reserve Requirement” means, at any time, the maximum rate at which reserves (including any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against “Eurocurrency liabilities” (as such term is used in Regulation D).

“Restricted Person” means any of the Borrowers, Blue Fuels, Natural Fuels, Transtar and, upon consummation of the Acquisition, DCE.

“S & P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, or its successor.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Security Documents” means all security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements, subordination agreements, intercreditor agreements, and other agreements or instruments now, heretofore, or hereafter delivered by any Restricted Person to the Lender in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Obligations or the performance of any Restricted Person’s other duties and obligations under the Loan Documents.

“Security Schedule” means Schedule 2 hereto.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership, limited liability company, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or owned fifty percent or more by such Person.

“Taxes” means all present or future taxes (including Taxes imposed as a result of a Change in Law), levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Event” means (a) the occurrence with respect to any ERISA Plan of (i) a reportable event described in Section 4043(c)(5) or (6) of ERISA or (ii) any other reportable event described in Section 4043(c) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) or 4043(b)(4) of ERISA, or (b) the withdrawal of any ERISA Affiliate from an ERISA Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041(c) of ERISA, or (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

“Threshold Amount” means $500,000.

“Transtar” means Transtar Energy Company L.P., a Texas limited partnership.

“Tribunal” means any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency or instrumentality of the United States of America or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted or existing.

Section 1.2.                     Exhibits and Schedules; Additional Definitions.  All Exhibits and Schedules attached to this Agreement are a part hereof for all purposes.  Reference is hereby made to the Security Schedule for the meaning of certain terms defined therein and used but not defined herein, which definitions are incorporated herein by reference.

Section 1.3.                     Terms Generally; References and Titles.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract right.  References to any document, instrument, or agreement (a) shall include all exhibits, schedules, and other attachments thereto, and (b) shall include all documents, instruments, or agreements issued or executed in replacement thereof.  Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions.  The phrases “this section” and “this subsection” and similar phrases refer only to the sections or subsections hereof in which such phrases occur.  The word “or” is not exclusive.  Accounting terms have the meanings assigned to them by GAAP, as applied by the accounting entity to which they refer.  References to “days” shall mean calendar days, unless the term “Business Day” is used.  Unless otherwise specified, references herein to any particular Person also refer to its successors and permitted assigns.

Section 1.4.                     Calculations and Determinations.  All calculations under the Loan Documents of interest or fees shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days.  Each determination by the Lender of amounts to be paid under Article III or any other matters which are to be determined hereunder by the Lender (such as any Business Day or Reserve Requirement) shall, in the absence of manifest error, be conclusive and binding.  Unless otherwise expressly provided herein or unless the Lender otherwise consents all financial statements and reports furnished to the Lender hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP.

Section 1.5.                     Joint Preparation; Construction of Indemnities and Releases.  This Agreement and the other Loan Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and no rule of construction shall apply hereto or thereto which would require or allow any Loan Document to be construed against any party because of its role in drafting such Loan Document.  All indemnification and release provisions of this Agreement shall be construed broadly (and not narrowly) in favor of the Persons receiving indemnification or being released.

ARTICLE II - The Loans

Section 2.1.                     Commitments to Lend; Notes.

(a)                                  Facility A Loan.  Subject to the terms and conditions hereof, the Lender agrees to make a loan upon the Borrowers’ request at the Closing Date, in the principal amount of $18,000,000 (the “Facility A Loan”).  The obligation of the Borrowers to repay to the Lender the Facility A Loan, together with interest accruing in connection therewith, shall be evidenced by a single promissory note (herein called the “Facility A Note”) made by the Borrowers payable to the order of the Lender in the form of Exhibit A-1 with appropriate insertions.  Interest on the Facility A Note shall accrue and be due and payable as provided herein.  The Facility A Note shall be due and payable as provided herein, and shall be due and payable in full on the Maturity Date.  Amounts borrowed and repaid on the Facility A Loan may not be reborrowed.

(b)                                 Facility B Loans.   Subject to the terms and conditions hereof, the Lender agrees to make one or more loans to the Borrowers (herein called the “Facility B Loans”), upon Borrowers’ request, provided that such requests occur during the Facility B Commitment Period, and the aggregate amount of Facility B Loans made by Lender, after giving effect to such requested loan does not exceed the Facility B Maximum Credit Amount. The obligation of the Borrowers to repay to the Lender the aggregate amount of all Facility B Loans made by the Lender, together with interest accruing in connection therewith, shall be evidenced by a single promissory note (herein called the “Facility B Note”) by the Borrowers payable to the order of the Lender in the form of Exhibit A-2 with appropriate insertions . The amount of principal owing on the Facility B Note at any given time shall be the aggregate amount of all Facility B Loans theretofore made by the Lender minus all payments of principal theretofore received by the Lender on the Facility B Note.  Interest on the Facility B Note shall accrue and be due and payable as provided herein.  The Facility B Note shall be due and payable as provided herein, and shall be due and payable in full on the Maturity Date.  Amounts borrowed and repaid on the Facility B Loans may not be reborrowed.

Section 2.2.                     Requests for Loans.  The Borrowers must give to the Lender written or electronic notice (or telephonic notice promptly confirmed in writing) of any requested new Facility B Loans (after the first) to be advanced by the Lender.  Each such notice constitutes a “Borrowing Notice” hereunder and must:

(a)                    specify the date on which such Loan is to be advanced;

(b)                   be received by the Lender not later than noon, Dallas, Texas time, at least two (2) Business Days prior to the day on which such Loans are to be made; and

(c)                    include a copy of the applicable request for a new loan made by the Project Company under the Clean Energy Loan Documents, together with all supporting documentation therefor.

Each such written request or confirmation must be made in the form and substance of the “Borrowing Notice” attached hereto as Exhibit B, duly completed.  Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by the Borrowers as to the matters which are required to be set out in such written confirmation.  If all conditions precedent to such new Loans have been met, the Lender shall promptly make such Loans available to the Borrowers.

Section 2.3.                     Use of Proceeds.  The Borrowers shall use the Facility A Loan to consummate the transactions contemplated by the Acquisition Documents.  The Borrowers shall use the Facility B Loans to (i) fund the Payment Reserve Account, (ii) advance funds to the Project Company pursuant to the Clean Energy Loan Documents, (iii) pay all costs and expenses incurred by Borrower in connection with the transactions contemplated hereby, and (iv) pay all fees to be paid to the Lender on the Closing Date.  In no event shall the funds from any Loan be used directly or indirectly by any Person for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any “margin stock” (as such term is defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock.  The Borrowers represent and warrant that the Borrowers are not engaged principally, or as one of the Borrowers’ important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock.

Section 2.4.                     Interest Rates and Fees; Payments.

(a)                                  Interest Rates.  Subject to subsection (b) below, each Loan shall bear interest on each day outstanding at the Adjusted Base Rate in effect on such day.

(b)                                 Default Rate.  If an Event of Default shall have occurred and be continuing under Section 8.1(a), (b), (j)(i), (j)(ii), or (j)(iii), all outstanding Loans shall bear interest at the Default Rate.  In addition, if an Event of Default shall have occurred and be continuing (other than under Section 8.1(a), (b), (j)(i), (j)(ii), or (j)(iii)), the Lender may, by notice to the Borrowers, elect to have the outstanding Loans bear interest at the Default Rate, whereupon such Loans shall bear interest at the Default Rate until the earlier of (i) the first date thereafter upon which there shall be no Event of Default continuing and (ii) the date upon which the Lender shall have rescinded such notice.

(c)                                  Facility Fees.  In consideration of the Lender’s commitment to make Loans, the Borrowers will pay to the Lender a facility fee in the amount of $300,000, which fee shall be fully earned and due and payable on the Closing Date.

(d)                                 Facility A Payments.  The first payment of principal and interest on the Facility A Loan in the amount of $153,868.63 shall be due and payable on September 15, 2008.  Each subsequent payment of principal and interest will be in such amount as determined by Lender is necessary to amortize the principal balance of the Facility A Loan in level payments of principal and accrued interest over a fourteen (14) year period at an interest rate equal to the Adjusted Base Rate then in effect, and each such payment shall be due and payable on the 15th day of each calendar month, commencing October 15, 2008, and continuing regularly thereafter until the Maturity Date, when the entire amount of the Facility A Loan, principal and interest then remaining unpaid, shall be then due and payable.

(e)                                  Facility B Payments.  Interest, computed upon the unpaid principal balance of the Facility B Loans shall be due and payable quarterly as it accrues commencing on September 30, 2008, and continuing regularly on the last day of each Fiscal Quarter thereafter until payment in full of any principal outstanding amount of the Facility B Loans. The principal amount of the Facility B Loans shall be due and payable in annual payments commencing on August 1, 2009, and continuing on each anniversary date thereafter, each such payment being in an amount equal to the lesser of (i) the aggregate principal amount of the Facility B Loans then outstanding and (ii) $2,800,000; provided that in any event, on the Maturity Date, the entire amount of the Facility B Loans, principal and interest then remaining unpaid, shall be due and payable.

Section 2.5.                     Voluntary Prepayments.  The Borrowers may with respect to any Loan, from time to time, and without premium or penalty prepay the Loans, in whole or in part. Each prepayment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid.  Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

Section 2.6.                     Mandatory Prepayments.

(a)                                  Clean Energy shall immediately deliver to the Lender all proceeds (net of reasonable expenses) received by Clean Energy from the sale of member interests in the Project Company to Cambrian pursuant to Section 13.1 of the LLC Agreement.  All amounts received by the Lender pursuant to this Section 2.6 (a) shall be applied as a prepayment of the Facility A  Loans.  To the extent that any prepayment made under this Section 2.6(a) exceeds the then outstanding principal amount of the Facility A Loan, the Lender may elect, in its sole discretion, to apply such excess amount as a prepayment of the Facility B Loans.

(b)                                 Clean Energy shall immediately deliver to the Lender any voluntary or mandatory prepayments of the Indebtedness evidenced by the Clean Energy Loan Documents.  All amounts received by the Lender pursuant to this Section 2.6(b) shall be applied as a prepayment of the Facility B Loans.

(c)                                  On the last day of each Fiscal Quarter, Clean Energy shall deliver to the Lender the amount, if any, by which the interest received by Clean Energy pursuant to the Clean Energy Loan Documents on such date exceeds the amount of interest due on the Facility B Loans on such date.  All amounts received by the Lender pursuant to this Section 2.6(c) shall be applied as a prepayment of the Facility B Loans.

Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

Section 2.7.                     Payment Reserve Account.  The Borrowers agree that they cannot, and will not attempt to, withdraw any monies from the Payment Reserve Account.  The Lender may, from time to time, whether not an Event of Default then exists, withdraw funds from the Payment Reserve Account to apply towards scheduled payments of interest and principal then due on the Loans.

ARTICLE III - Payments to the Lender

Section 3.1.                     General Procedures.  The Borrowers will make each payment which they owes under the Loan Documents to the Lender in lawful money of the United States of America, without set-off, deduction or counterclaim, and in immediately available funds.  Each such payment must be received by the Lender not later than noon, Dallas, Texas time, on the date such payment becomes due and payable.  Any payment received by the Lender after such time will be deemed to have been made on the next following Business Day.  Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Loan Document under which such payment is due.  All payments applied to principal or interest on any Note shall be applied first to any interest then due and payable, then to principal then due and payable, and last to any prepayment of principal and interest.

Section 3.2.                     Increased Costs.

(a)                                  Increased Costs Generally.  If any Change in Law shall:

(i)                       impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by the Lender; or

(ii)                    impose on the Lender any other condition, cost or expense affecting this Agreement made by the Lender;

and the result of any of the foregoing shall be to reduce the amount of any sum received or receivable by the Lender hereunder (whether of principal, interest or any other amount) then, upon request of the Lender, the Borrowers will pay to the Lender such additional amount or amounts as will compensate the Lender for such additional costs incurred or reduction suffered.  This Section 3.2 shall not apply to Indemnified Taxes or Other Taxes covered by Section 3.3, which shall be exclusively governed by Section 3.3.

(b)                                 Capital Requirements.  If the Lender determines that any Change in Law affecting the Lender or any lending office of the Lender or the Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on the Lender’s capital or on the capital of the Lender’s holding company, if any, as a consequence of this Agreement, or the Loans made by the Lender to a level below that which the Lender or the Lender’s holding company could have achieved but for such Change in Law (taking into consideration the Lender’s policies and the policies of the Lender’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to the Lender such additional amount or amounts as will compensate the Lender or such Lender’s holding company for any such reduction suffered.

(c)                                  Certificates for Reimbursement.  A certificate of the Lender setting forth the amount or amounts necessary to compensate the Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrowers shall be conclusive absent manifest error.  The Borrowers shall pay the Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

Section 3.3.                     Taxes.

(a)                                  Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Borrowers hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Borrowers shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)                                 Payment of Other Taxes by the Borrower.  Without limiting the provisions of paragraph (a) above, the Borrowers shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)                                  Tax Certificates.  Each recipient of a payment hereunder that is organized under the laws of a jurisdiction other than the United States of America or any state or political subdivision thereof shall, on or prior to the first date any payment is required to be made to such recipient hereunder (and from time to time thereafter whenever a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect) execute and deliver to the Borrowers two accurate and complete original signed copies of Internal Revenue Service Form W-8EC Form W-8BEN, as may be applicable to establish the extent, if any, to which a payment to such recipient is exempt from or entitled to a reduced rate of withholding or reduction of United States Federal income taxes.  Upon reasonable request by the Borrowers, each recipient of a payment hereunder shall from time to time execute and deliver such other certificates such other forms or documents as may reasonably be required in order to reduce any United States Federal withholding tax with respect to payments under this Agreement that would otherwise be imposed.

(d)                                 Indemnification by the Borrower.  The Borrowers shall indemnify the Lender within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Lender, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to Borrower by the Lender shall be conclusive absent manifest error.  The Borrowers shall not be required to so indemnify with respect to any Indemnified Taxes where the liability to pay such Indemnified Tax has been incurred as a result of (i) the gross negligence, bad faith or willful misconduct of the Lender or recipient of a payment hereunder or (ii) the failure of Lender or a recipient of a payment hereunder that is organized under the laws of a jurisdiction other than the United States of America or any state or political subdivision thereof to comply in all material respects with Section 3.3(c) (other than a failure due to an inability to comply because of a Change in Law).  The agreements in this Section 3.3(d) shall survive the termination of this Agreement and the payment of all amounts payable hereunder.

(e)                                  Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by either Borrower to a Governmental Authority, such Borrower shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.

(f)                                    Treatment of Certain Refunds.  If the Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section, it shall pay to the Borrowers an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrowers, upon the request of the Lender, agree to repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender in the event the Lender is required to repay such refund to such Governmental Authority.  This subsection shall not be construed to require the Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrowers or any other Person.

ARTICLE IV - Conditions Precedent to Lending

Section 4.1.                     Documents to be Delivered.  The Lender has no obligation to make the Facility A Loan or its first Facility B Loan unless the Lender shall have received all of the following, duly executed and delivered (as appropriate) and in form, substance and date satisfactory to the Lender:

(a)                                  Loan Documents.  The Lender shall have received counterparts of each Loan Document originally executed and delivered by each applicable Restricted Person and in such numbers as the Lender or its counsel may reasonably request.

(b)                                 Organizational Documents; Incumbency.  The Lender shall have received (i) copies of each Organizational Document executed and delivered by each Restricted Person, as applicable, and, to the extent applicable, certified as of a recent date by the appropriate governmental official, each dated the Closing Date or a recent date prior thereto; (ii) signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party; (iii) resolutions of the Board of Directors or similar governing body of each Restricted Person approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by an Responsible Officer as being in full force and effect without modification or amendment; and (v) such other documents as the Lender may reasonably request.

(c)                                  Closing Certificate.  The Lender shall have received a “Closing Certificate” of a Responsible Officer of each Borrower, of even date with this Agreement, in which such officer certifies to the satisfaction of each of the conditions set out in subsections of Sections 4.1, 4.2 and 4.3.

(d)                                 Governmental Authorizations and Consents.  Each Restricted Person shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Loan Documents and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to the Lender.  All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Loan Documents or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

(e)                                  Evidence of Insurance.  The Lender shall have received a certificate from Borrowers’ insurance broker or other evidence reasonably satisfactory to them that all insurance required to be maintained pursuant to Section 6.8 is in full force and effect and that the Lender has been named as additional insured and loss payee thereunder as its interests may appear and to the extent required under Section 6.8.

(f)                                    Opinions of Counsel to Restricted Persons.  The Lender shall have received originally executed copies of the favorable written opinions of counsel to the Borrowers and DCE in the form of Exhibit D and opining as to such matters as the Lender may reasonably request, dated as of the Closing Date and otherwise in form and substance reasonably satisfactory to the Lender (and each Borrower hereby instructs such counsel to deliver such opinions to the Lender).

(g)                                 Fees.  The Lender shall have received all facility, recording, filing, and other fees required to be paid to the Lender pursuant to any Loan Documents or any commitment agreement heretofore entered into.

(h)                                 Financial Statements.  The Lender shall have received the Initial Financial Statements, which shall be in form and substance reasonably satisfactory to the Lender, together with a certificate by a Responsible Officer certifying the Initial Financial Statements.

(i)                                     Initial Engineering Report.  The Lender shall have received the Initial Engineering Report, which shall be in form and substance reasonably satisfactory to the Lender.

(j)                                     Acquisition.  The Lender shall have received a copy of each Acquisition Document, duly executed and delivered by each party thereto. Simultaneously with making of the Loans on the date hereof, the Acquisition shall contemporaneously be consummated in compliance with the terms and conditions of the Acquisition Documents and all conditions precedent to such consummation will be fully satisfied.

(k)                                  Deposit Accounts.  The Borrowers and the Project Company shall have opened deposit accounts with the Lender.

(l)                                     Lockbox.  The Borrowers shall have entered into a lockbox agreement with the Lender substantially in the form attached hereto as Exhibit E pursuant to which a post office box (the “Lockbox”) in the Lender’s name shall be established.

(m)                               Payment Reserve Account.  Borrowers shall have deposited, or caused to be deposited, the amount of $2,500,000 in the Payment Reserve Account.

(n)                                 No Litigation.  There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, in the reasonable opinion of the Lender, singly or in the aggregate, materially impairs the financing hereunder or any of the other transactions contemplated by the Loan Documents, or that could cause a Material Adverse Change.

(o)                                 Completion of Proceedings.  All partnership, corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by the Lender and its counsel shall be reasonably satisfactory in form and substance to the Lender and such counsel, and the Lender and such counsel shall have received all such counterpart originals or certified copies of such documents as the Lender may reasonably request.

(p)                                 Material Adverse Change.  No event or circumstance shall have occurred or be continuing since June 30, 2008, that has had, or could be reasonably expected to cause, either individually or in the aggregate, a Material Adverse Change.

(q)                                 Due Diligence.  The Lender shall have completed satisfactory due diligence review of the assets, liabilities, business, operations and condition (financial or otherwise) of the Restricted Persons, including, a review of all legal, financial, accounting, governmental, environmental, tax and regulatory matters, and fiduciary aspects of the proposed financing.

(r)                                    Other Documentation.  The Lender shall have received all documents and instruments which the Lender has then reasonably requested, in addition to those described in this Section 4.1.  All such additional documents and instruments shall be reasonably satisfactory to the Lender in form, substance and date.

Lender agrees that the Borrowers may deliver copies of the documents, instruments and opinions described in this Section 4.1 by electronic communication on the Closing Date; provided, however, that the Borrowers shall deliver the originals of all such documents, instruments and opinions to the Lender as soon as possible after the Closing Date and, in any event, no later than three (3) Business Days thereafter.

Section 4.2.                     Closing of Acquisition.  The Lender has no obligation to make the Facility A Loan or the first Facility B Loan unless contemporaneously with the Facility A Loan, Borrowers shall have consummated the transactions contemplated under the Acquisition Documents, in form and substance satisfactory to the Lender, and the DCE Post Closing Merger shall have occurred.  Borrowers, for themselves and on behalf of each Restricted Person, hereby acknowledge and agree that the consummation of the transactions contemplated under this Agreement and the Acquisition Documents, including without limitation the making of the Facility A Loan, and the DCE Post Closing Merger are intended to be simultaneous for all intents and purposes.

Section 4.3.                     Additional Conditions Precedent.  The Lender has no obligation to make any Loan (including its first) unless the following conditions precedent have been satisfied:

(a)                                  All representations and warranties made by any Restricted Person in any Loan Document shall be true and correct in all respects on and as of the date of such Loan as if such representations and warranties had been made as of the date of such Loan, except to the extent that such representation or warranty was made as of a specific date or updated, modified or supplemented as of a subsequent date with the consent of the Lender, in which cases such representations and warranties shall have been true and correct in all respects on and of such earlier date.

(b)                                 No Default shall exist at the date of such Loan.

(c)                                  No Material Adverse Change shall have occurred to, and no event or circumstance shall have occurred that could reasonably be expected to cause a Material Adverse Change to, Borrowers’ Consolidated financial condition or businesses or prospects since the date of the Initial Financial Statements.

(d)                                 Each Restricted Person shall have performed and complied with all agreements and conditions required in the Loan Documents to be performed or complied with by it on or prior to the date of such Loan.

(e)                                  The making of such Loan shall not be prohibited by any Law and shall not subject the Lender to any penalty or other onerous condition under or pursuant to any such Law.

(f)                                    The Lender shall have received all documents and instruments which the Lender has then requested, in addition to those described in Section 4.1 (including opinions of legal counsel for the Borrowers and the Lender; corporate documents and records; documents evidencing governmental authorizations, consents, approvals, licenses and exemptions; and certificates of public officials and of officers and representatives of the Borrowers and other Persons), as to (i) the accuracy and validity of or compliance with all representations, warranties and covenants made by any Restricted Person in this Agreement and the other Loan Documents, (ii) the satisfaction of all conditions contained herein or therein, and (iii) all other matters pertaining hereto and thereto.  All such additional documents and instruments shall be satisfactory to the Lender in form, substance and date.

ARTICLE V - Representations and Warranties

To confirm the Lender’s understanding concerning Restricted Persons and Restricted Persons’ businesses, properties and obligations and to induce the Lender to enter into this Agreement and to extend credit hereunder, each Borrower jointly and severally represents and warrants to the Lender that:

Section 5.1.                     No Default.  No Restricted Person is in default in the performance of any of its covenants and agreements contained in any Loan Document.  No event has occurred and is continuing which constitutes a Default.

Section 5.2.            Organization and Good Standing.  Each Restricted Person is duly organized, validly existing and, as applicable, in good standing under the Laws of its jurisdiction of organization, having all powers required to carry on its business and enter into and carry out the transactions contemplated hereby.  Each Restricted Person is duly qualified, in good standing, and authorized to do business in all other jurisdictions within the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to so qualify could not reasonably be expected to cause a Material Adverse Change.  Each Restricted Person has taken all actions and procedures customarily taken in order to enter, for the purpose of conducting business or owning property, each jurisdiction outside the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such actions and procedures desirable.

Section 5.3.            Authorization.  Each Restricted Person has duly taken all action necessary to authorize the execution and delivery by it of the Loan Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder.  Borrowers are duly authorized to borrow funds hereunder.  Clean Energy has duly taken all action necessary to authorize the execution and delivery by it of the Clean Energy Loan Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder.

Section 5.4.            No Conflicts or Consents.  The execution and delivery by the various Restricted Persons of the Loan Documents to which each is a party, the performance by each of its obligations under such Loan Documents, and the consummation of the transactions contemplated by the various Loan Documents, do not and will not (a) conflict with, violate or result in a breach of any provision of (i) any Law, (ii) the Organizational Documents of any Restricted Person, or (iii) any material agreement, judgment, license, order or permit applicable to or binding upon any Restricted Person, (b) result in the acceleration of any Indebtedness owed by any Restricted Person, or (c) result in or require the creation of any Lien upon any assets or properties of any Restricted Person except as expressly contemplated or permitted in the Loan Documents.  Except (x) as expressly contemplated in the Loan Documents and (y) such as have been obtained or made and are in full force and effect, no permit, consent, approval, authorization or order of, and no notice to or filing with, any Tribunal or third party is required on the part of or in respect of a Restricted Person in connection with the execution, delivery or performance by any Restricted Person of any Loan Document or to consummate any transactions contemplated by the Loan Documents.

Section 5.5.            Enforceable Obligations.  This Agreement is, and the other Loan Documents when duly executed and delivered will be, legal, valid and binding obligations of each Restricted Person which is a party hereto or thereto, enforceable against such Restricted Person in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors’ rights.

Section 5.6.            Initial Financial Statements.  CEF has heretofore delivered to the Lender true, correct and complete copies of the Initial Financial Statements.  The Initial Financial Statements fairly present the Borrowers’ Consolidated financial position at the date thereof and the Consolidated results of the Borrowers’ operations and the Borrowers’ Consolidated cash flows for the period thereof.  Since the date of the Initial Financial Statements no Material Adverse Change has occurred.  All Initial Financial Statements other than pro forma financial statements were prepared in accordance with GAAP.  All Initial Financial Statements that are pro forma financial statements were prepared in good faith based upon assumptions specified therein with such pro forma adjustments as have been accepted by the Lender.

Section 5.7.            Other Obligations and Restrictions.  No Restricted Person has any outstanding Liabilities of any kind (including contingent obligations, tax assessments, and unusual forward or long-term commitments) which are, in the aggregate, material to Borrowers or material with respect to Borrowers’ Consolidated financial condition and not shown in the Initial Financial Statements or disclosed in Section 5.7 of the Disclosure Schedule or otherwise permitted under Section 7.1.  Except as shown in the Initial Financial Statements or disclosed in Section 5.7 of the Disclosure Schedule, no Restricted Person is subject to or restricted by any franchise, contract, deed, charter restriction, or other instrument or restriction which could reasonably be expected to cause a Material Adverse Change.

Section 5.8.            Full Disclosure.  No certificate, statement or other information delivered herewith or heretofore by any Restricted Person to the Lender in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to any Restricted Person (other than industry-wide risks normally associated with the types of businesses conducted by Restricted Persons) necessary to make the statements contained herein or therein not misleading as of the date made or deemed made.  There is no fact known to any Restricted Person (other than industry-wide risks normally associated with the types of businesses conducted by Restricted Persons) that has not been disclosed to the Lender in writing which could cause a Material Adverse Change.

Section 5.9.            Litigation.  Except as disclosed in the Initial Financial Statements or in Section 5.9 of the Disclosure Schedule:  (a) there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending before any Tribunal, or to the knowledge of any Restricted Person threatened, against any Restricted Person or affecting any Collateral (including any which challenge or otherwise pertain to any Restricted Person’s title to any Collateral) before any Tribunal which could cause a Material Adverse Change, and (b) there are no outstanding judgments, injunctions, writs, rulings or orders by any such Tribunal against any Restricted Person or any Restricted Person’s stockholders, partners, members, directors or officers or affecting any Collateral or any of its material assets or property which could cause a Material Adverse Change.

Section 5.10.          ERISA Plans and Liabilities.  Except as disclosed in the Initial Financial Statements or in Section 5.10 of the Disclosure Schedule, no Termination Event has occurred with respect to any ERISA Plan and all ERISA Affiliates are in compliance with ERISA in all material respects with respect to such ERISA Plans.  No ERISA Affiliate is required to contribute to, or has any other absolute or contingent liability in respect of, any “multiemployer plan” as defined in Section 4001 of ERISA.  Except as set forth in Section 5.10 of the Disclosure Schedule:  (a) no “accumulated funding deficiency” (as defined in Section 412(a) of the Internal Revenue Code) exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, and (b) the current value of each ERISA Plan’s benefits does not exceed the current value of such ERISA Plan’s assets available for the payment of such benefits by more than the Threshold Amount.

Section 5.11.          Environmental and Other Laws.  Except as disclosed in Section 5.11 of the Disclosure Schedule or with respect to an event that would individually or in the aggregate would reasonably give rise to a liability or cause the Borrowers to incur costs in excess of the Threshold Amount: (a) Restricted Persons are conducting their businesses in material compliance with all applicable Laws, including Environmental Laws, and have and are in compliance with all licenses and permits required under any such Laws; (b) none of the operations or properties of any Restricted Person is the subject of federal, state or local investigation evaluating whether any material remedial action is needed to respond to a release of any Hazardous Materials into the environment or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Materials; (c) no Restricted Person (and to the best knowledge of Borrowers, no other Person) has filed any notice under any Law indicating that any Restricted Person is responsible for the improper release into the environment, or the improper storage or disposal, of any material amount of any Hazardous Materials or that any Hazardous Materials have been improperly released, or are improperly stored or disposed of, upon any property of any Restricted Person; (d) no Restricted Person has transported or arranged for the transportation of any Hazardous Material to any location which is (i) listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, listed for possible inclusion on such National Priorities List by the Environmental Protection Agency in its Comprehensive Environmental Response, Compensation and Liability Information System List, or listed on any similar state list or (ii) the subject of federal, state or local enforcement actions or other investigations which may lead to claims against any Restricted Person for clean-up costs, remedial work, damages to natural resources or for personal injury claims (whether under Environmental Laws or otherwise); and (e) no Restricted Person otherwise has any known material contingent liability under any Environmental Laws or in connection with the release into the environment, or the storage or disposal, of any Hazardous Materials.  The Restricted Persons and all of their operations and businesses are, and have been, in possession of all Permits required for their operations pursuant to Environmental Laws, and are, and have been, in compliance with all of the requirements and limitations included in or applicable to such Permits; and none of the Restricted Persons have contractually assumed any Liabilities under any Environmental Laws.

Section 5.12.          Names and Places of Business.  No Restricted Person has, during the five years preceding the Closing Date, been known by, or used any other trade or fictitious name, except as disclosed in Section 5.12 of the Disclosure Schedule or been organized in a jurisdiction other than its jurisdiction of organization as of the date hereof.

Section 5.13.          Subsidiaries.  As of the Closing Date, (i) neither Borrower has any Subsidiary except those listed in Section 5.13 of the Disclosure Schedule or disclosed to the Lender in writing and (ii) no Restricted Person has any equity investments in any other Person except those listed in Section 5.13 of the Disclosure Schedule and Permitted Investments.  Each Borrower owns, directly or indirectly, the equity interests in each of its Subsidiaries which is indicated in Section 5.13 of the Disclosure Schedule or as disclosed to the Lender in writing.

Section 5.14.          Government Regulation.  Neither the Borrowers nor any other Restricted Person owing Obligations are (a) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (b) subject to regulation under the Federal Power Act, as amended, or any other Law which regulates the incurring by such Person of Indebtedness, including Laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.

Section 5.15.          Solvency.  Upon giving effect to the making of the Loans, the execution and delivery of the Loan Documents by the Borrowers and the consummation of the transactions contemplated hereby, no Restricted Person will be Insolvent.

Section 5.16.          Taxes.  Each Restricted Person has filed all United States Federal income tax returns and all other material tax returns that are required to be filed by it and have paid all taxes due pursuant to such returns or pursuant to any assessment received by any Restricted Person and all other penalties or charges.  The charges, accruals and revenues on the books of each Restricted Person in respect of taxes and other governmental charges are, in the opinion of Borrower, adequate.  No Restricted Person has given or been requested to give a waiver of the statute of limitations relating to the payment of any federal or other Taxes.

Section 5.17.          Title to Properties; Intellectual Property.  Each Restricted Person has good and defensible title to all of the Collateral and to all of its material properties and assets, in each case free and clear of all Liens, encumbrances, or adverse claims other than Permitted Liens and in each case free and clear of all impediments to the use of such properties and assets in such Restricted Person’s business.  Each Restricted Person possesses all licenses or otherwise has valid rights to use all patents, copyrights, trademarks and trade names, and other intellectual property (or otherwise possesses the right to use such intellectual property without violation of the rights of any other Person) which are necessary to carry out its business as presently conducted and as presently proposed to be conducted hereafter, and no Restricted Person is in violation in any material respect of the terms under which it possesses such intellectual property or the right to use such intellectual property.

Section 5.18.          Regulation U.  None of the Borrowers and their Subsidiaries are engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Loans will be used for a purpose which violates Regulation U.

ARTICLE VI - Affirmative Covenants of Borrowers

To conform with the terms and conditions under which the Lender is willing to have credit outstanding to the Borrowers, and to induce the Lender to enter into this Agreement and extend credit hereunder, each Borrower jointly and severally warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement (as determined without regard to unasserted indemnity claims), unless the Lender has previously agreed otherwise:

Section 6.1.            Payment and Performance.  Each Restricted Person will pay all amounts due under the Loan Documents, to which it is a party, in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition set forth in the Loan Documents to which it is a party.  The Borrowers will cause each other Restricted Person to observe, perform and comply with every such term, covenant and condition in any Loan Document.

Section 6.2.            Books, Financial Statements and Reports.  The Borrowers will at all times maintain full and accurate books of account and records.  The Borrowers will maintain and will cause their Subsidiaries to maintain a standard system of accounting, will maintain their respective Fiscal Years, and will furnish the following statements and reports to the Lender at Borrowers’ expense:

(a)           As soon as available, and in any event within 120 days after the end of each Fiscal Year, complete Consolidated and consolidating financial statements of CEF and its Subsidiaries together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an unqualified opinion, based on an audit using generally accepted auditing standards, by a “Big Four” public accounting firm or another independent certified public accounting firm of nationally recognized standing selected by Borrowers and acceptable to the Lender, stating that such Consolidated financial statements have been so prepared.  These financial statements shall contain a Consolidated balance sheet as of the end of such Fiscal Year, Consolidated statements of earnings, and Consolidated statements of cash flows and of changes in owners’ equity for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year.  CEF will also provide unaudited consolidating schedules for the balance sheet and statement of earnings.

(b)           As soon as available, and in any event within forty-five (45) days after the end of the first eleven (11) months of each Fiscal Year (commencing with the month ending September 30, 2008), the Consolidated and consolidating balance sheet of CEF and its Subsidiaries as of the end of such month and Consolidated and consolidating statements of earnings and cash flows of CEF and its Subsidiaries for such month and for the period beginning on the first day of the then current Fiscal Year to the end of such month, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments and the absence of footnotes.

(c)           As soon as available, and in any event within forty-five (45) days after the end of  each Fiscal Year, the Consolidated and consolidating balance sheet of CEF and its Subsidiaries as of the end of such Fiscal Year and Consolidated and consolidating statements of CEF and its Subsidiaries’ earnings and cash flows for such Fiscal Year, all in reasonable detail and prepared in accordance with GAAP.

(d)           In addition Borrowers will, together with each such set of financial statements and each set of financial statements furnished under subsections (b) and (c) of this section, furnish a certificate in the form of Exhibit C signed by a Responsible Officer of each Borrower stating that such financial statements are accurate and complete (subject to normal year-end adjustments and the absence of footnotes), stating that he/she has reviewed the Loan Documents, and stating that no Default exists at the end of such month or at the time of such certificate or specifying the nature and period of existence of any such Default.  Each such certificate delivered by the Borrowers as of the end of each Fiscal Quarter, shall also contain calculations showing compliance (or non-compliance) at the end of such Fiscal Quarter with the requirements of Sections 7.10 through 7.14.  Each certificate delivered pursuant to this subsection (d) shall be accompanied by an aging report as of the Reporting Date for all Accounts of the Borrowers and each other Restricted Person who grants the Lender a Lien on its Accounts pursuant to the Loan Documents.

(e)           Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by any Restricted Person to its equity holders and all registration statements, periodic reports and other statements and schedules filed by any Restricted Person with any securities exchange, the SEC or any similar governmental authority.

(f)            On each June 30 and December 31 (commencing with June 30, 2009), a business and financial plan, together with a capital expenditure schedule, for Borrowers (in form reasonably satisfactory to the Lender), prepared by a senior financial officer thereof, setting forth financial projections and budgets for the twelve calendar month period commencing thereof.

(g)           As soon as available, and in any event within thirty (30) days of filing, or extensions thereof if applicable (but in no event later than November 15), completed copies of the annual Federal, state and other material tax returns of the Borrowers, including all schedules and exhibits thereto.

(g)           By March 1 of each year, an engineering report prepared by Independent Engineers as of December 31 of the immediately preceding year concerning the McCommas Bluff Gas Plant.  This report shall be satisfactory to the Lender and shall contain information and analysis comparable in scope to that contained in the Initial Engineering Report.

(h)           Within 45 days of the end of each calendar month, a report describing the gross volume of production and sales attributable to DCE’s production during such month from the properties covered by the Lease.

(i)            As soon as available, and in any event within 120 days after the end of each Fiscal Year, complete financial statements of DCE together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an unqualified opinion, based on an audit using generally accepted auditing standards, by a “Big Four” public accounting firm or another independent certified public accounting firm of nationally recognized standing acceptable to the Lender, stating that such financial statements have been so prepared.  These financial statements shall contain a balance sheet as of the end of such Fiscal Year and statements of earnings, of cash flows, and of changes in owners’ equity for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year.

(j)            As soon as available, and in any event within forty-five (45) days after the end of each calendar month (commencing with the month ending September 30, 2008), DCE’s Consolidated and consolidating balance sheet as of the end of such month and Consolidated and consolidating statements of DCE’s earnings and cash flows for such month and for the period beginning on the first day of the then current Fiscal Year to the end of such month, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments and the absence of footnotes.

(k)           As soon as available, and in any event within thirty (30) days of filing, or extensions thereof if applicable (but in no event later than November 15), completed copies of the annual Federal, state and other material tax returns of DCE, including all schedules and exhibits thereto.

Section 6.3.            Other Information and Inspections.  Each Restricted Person will furnish to the Lender any information which the Lender may from time to time request concerning any provision of the Loan Documents, any Collateral, or any matter in connection with Restricted Persons’ businesses, properties, prospects, financial condition and operations, including all evidence which the Lender from time to time reasonably requests in writing as to the accuracy and validity of or compliance with all representations, warranties and covenants made by any Restricted Person in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.  Each Restricted Person will permit representatives appointed by the Lender (including independent accountants, auditors, agents, attorneys, appraisers and any other Persons) to visit and inspect during normal business hours any of such Restricted Person’s property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain; provided that, so long no Event of Default shall have occurred and is continuing, the Lender shall not conduct more than three (3) such visits and inspections in any Fiscal Year.   Each Restricted Person shall permit the Lender or its representatives to investigate and verify the accuracy of the information furnished to the Lender in connection with the Loan Documents and to discuss all such matters with its officers, employees and representatives subject to the provisions of Section 9.6.

Section 6.4.            Notice of Material Events and Change of Address.  The Borrowers will promptly, after becoming aware thereof, notify the Lender in writing, stating that such notice is being given pursuant to this Agreement, of:

(a)           the occurrence of any Material Adverse Change;

(b)           the occurrence of any Default;

(c)           the acceleration of the maturity of any Indebtedness owed by any Restricted Person or of any default by any Restricted Person under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such acceleration or default could cause a Material Adverse Change;

(d)           the occurrence of any Termination Event;

(e)           any claim of $200,000 or more, any notice of potential liability of any Restricted Person under any Environmental Laws which might exceed such amount, or any other material adverse claim asserted against any Restricted Person or with respect to any Restricted Person’s properties;

(f)            the filing of any suit or proceeding against any Restricted Person in which an adverse decision could cause a Material Adverse Change; and

(g)           any material change of accounting policies or financial reporting practices by any Restricted Person.

Upon the occurrence of any of the foregoing Restricted Persons will take all necessary or appropriate steps to remedy promptly any such Material Adverse Change, Default, acceleration, default, or Termination Event, to protect against any such adverse claim, to defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing.  Borrowers will also notify the Lender and the Lender’s counsel in writing at least twenty Business Days prior to the date that any Restricted Person changes its name or the location of its chief executive office or its location under the Uniform Commercial Code.

Section 6.5.            Maintenance of Properties.  Each Restricted Person will maintain, preserve, protect, and keep all Collateral and all other property used or useful in the conduct of its business in good condition (ordinary wear and tear excepted) in accordance with prudent industry standards, and in material compliance with all applicable Laws, in conformity with all applicable contracts, servitudes, leases and agreements, and will from time to time make all repairs, renewals and replacements needed to enable the business and operations carried on in connection therewith to be promptly and advantageously conducted at all times.

Section 6.6.            Maintenance of Existence and Qualifications.  Each Restricted Person will maintain and preserve its existence and its rights and franchises in full force and effect and will qualify to do business in all states or jurisdictions where required by applicable Law, except where the failure so to qualify could cause a Material Adverse Change.

Section 6.7.            Payment of Trade Liabilities, Taxes, etc.  Each Restricted Person will (a) timely file all required tax returns including any extensions; (b) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property before the same become delinquent; (c) within ninety (90) days past the original invoice billing date therefore, or, if earlier, when due in accordance with its terms, pay and discharge all material Liabilities owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business; (d) pay and discharge before the same becomes delinquent all other Liabilities now or hereafter owed by it, other than royalty payments suspended in the ordinary course of business; and (e) maintain appropriate accruals and reserves for all of the foregoing in accordance with GAAP.  Each Restricted Person may, however, delay paying or discharging any of the foregoing so long as it is in good faith contesting the validity thereof by appropriate proceedings, if necessary, and has set aside on its books adequate reserves therefore which are required by GAAP.

Section 6.8.            Insurance.

(a)           Each Restricted Person shall at all times maintain (at its own expense) insurance for its property in accordance with the Insurance Schedule in at least such amounts, with at least such limitations on deductibles, and against such risks, in such form and with such financially sound and reputable insurers as shall be satisfactory to the Lender from time to time.  Each Restricted Person shall at all times maintain insurance against its liability for injury to persons or property in accordance with the Insurance Schedule, which insurance shall be by financially sound and reputable insurers.

(b)           All insurance policies covering Collateral shall be modified or endorsed as necessary to (A) name the appropriate Restricted Person and the Lender as their interests may appear, (B) prevent any expiration or cancellation of the coverage provided by such policies without at least sixty (60) days prior written notice to the Lender by the insurer, and (C) provide for coverage against “all risks” including fire, casualty and any other hazards normally insured against, in the amount of $200,000 per tanker trailer, and, as to any other Collateral, the full replacement value thereof (less a reasonable deductible not to exceed amounts customary in the industry for similarly situated businesses and properties).  Each policy for liability insurance shall provide for all losses to be paid on behalf of the Lender and Restricted Persons as their respective interests may appear, and each policy insuring loss or damage to Collateral shall provide for all losses to be paid directly to the Lender.  Each such policy shall in addition (A) name the appropriate Restricted Person and the Lender as insured parties thereunder and (B) provide that at least sixty (60) days’ prior written notice of cancellation or lapse of the coverage provided by such policy shall be given to the Lender by the insurer.  Each Restricted Person will, if so requested by the Lender, deliver to the Lender original or duplicate policies of such insurance and, as often as the Lender may reasonably request, a report of a reputable insurance broker with respect to such insurance.  Each Restricted Person will also, at the request of the Lender, duly execute and deliver instruments of assignment of such insurance policies and cause the respective insurers to acknowledge notice of such assignment.  The Lender is hereby authorized to enforce payment under all such insurance policies and to compromise and settle any claims thereunder, in its own name or in the name of the Restricted Persons.

(c)           Reimbursement under any liability insurance maintained by Restricted Persons pursuant to this Section 6.8 may be paid directly to the Person who has incurred the liability covered by such insurance.  With respect to any loss involving damage to Collateral as to which subsection (d) of this Section 6.8 is not applicable, each Restricted Person will make or cause to be made the necessary repairs to or replacements of such Collateral, and any proceeds of insurance maintained by each Restricted Person pursuant to this Section 6.8 shall be paid to such Restricted Person by the Lender as reimbursement for the costs of such repairs or replacements as such repairs or replacements are made or acquired.

(d)           Upon the occurrence and during the continuance of an Event of Default or upon the occurrence of a loss in excess of $100,000 per occurrence of any Collateral, all insurance payments in respect of such Collateral shall be paid to the Lender.

Section 6.9.            Performance on Borrower’s Behalf.  If any Restricted Person fails to pay any taxes, insurance premiums, expenses, attorneys’ fees or other amounts it is required to pay under any Loan Document, the Lender may pay the same.  Borrower shall immediately reimburse the Lender for any such payments and each amount paid by the Lender shall constitute an Obligation owed hereunder which is due and payable on the date such amount is paid by the Lender.

Section 6.10.          Interest.  Borrowers hereby promise to the Lender to pay interest at the Default Rate on all Obligations (including Obligations to pay fees or to reimburse or indemnify the Lender but excluding principal of, and interest on any Loan) which Borrowers have in this Agreement promised to pay to the Lender and which are not paid when due.  Such interest shall accrue from the date such Obligations become due until they are paid.

Section 6.11.          Compliance with Agreements and Law.  Each Restricted Person will perform all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound.  Each Restricted Person will conduct its business and affairs in compliance with all Laws applicable thereto.  Each Restricted Person will cause all licenses and permits necessary or appropriate for the conduct of its business and the ownership and operation of its property used and useful in the conduct of its business to be at all times maintained in good standing and in full force and effect.

Section 6.12.          Environmental Matters; Environmental Reviews.

(a)           Each Restricted Person will comply in all material respects with all Environmental Laws now or hereafter applicable to such Restricted Person, as well as all contractual obligations and agreements with respect to environmental remediation or other environmental matters, and shall obtain, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations and will maintain such authorizations in full force and effect.  No Restricted Person will do anything or permit anything to be done which will subject any of its properties to any remedial obligations under, or result in noncompliance with applicable permits and licenses issued under, any applicable Environmental Laws, assuming disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances.  Upon the Lender’s reasonable request, at any time and from time to time, Borrowers will provide at their own expense an environmental inspection of any of the Restricted Persons’ material real properties and audit of their environmental compliance procedures and practices, in each case from an engineering or consulting firm approved by the Lender; provided that so long as no Event of Default shall have occurred and is continuing, the Borrowers’ shall not be required to pay for more than one environmental inspection in any Fiscal Year.

(b)           Borrowers will promptly furnish to the Lender copies of all written notices of violation, orders, claims, citations, complaints, penalty assessments, suits or other proceedings received by any Restricted Person, or of which Borrowers otherwise have notice, pending or threatened against any Restricted Person by any Governmental Authority with respect to any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations in connection with any Restricted Person’s ownership or use of its properties or the operation of its business.

(c)           Borrowers will promptly furnish to the Lender all requests for information, notices of claim, demand letters, and other notifications, received by Borrowers in connection with any Restricted Person’s ownership or use of its properties or the conduct of its business, relating to potential responsibility with respect to any investigation or clean-up of Hazardous Material at any location.

Section 6.13.          Evidence of Compliance.  Each Restricted Person will furnish to the Lender at such Restricted Person’s or Borrowers’ expense all evidence which the Lender from time to time reasonably requests in writing as to the accuracy and validity of or compliance with all representations, warranties and covenants made by any Restricted Person in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.

Section 6.14.          Bank Accounts; Offset.  To secure the repayment of the Obligations each Borrower hereby grants to the Lender a security interest, a lien, and a right of offset, each of which shall be in addition to all other interests, liens, and rights of the Lender at common Law, under the Loan Documents, or otherwise, and each of which shall be upon and against (a) any and all moneys, securities or other property (and the proceeds therefrom) of such Borrower now or hereafter held or received by or in transit to the Lender from or for the account of such Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, (b) any and all deposits (general or special, time or demand, provisional or final) of such Borrower with the Lender and (c) any other credits and claims of such Borrower at any time existing against the Lender, including claims under certificates of deposit.  At any time and from time to time after the occurrence and during the continuance of any Default, the Lender is hereby authorized to foreclose upon, or to offset against the Obligations then due and payable (in either case without notice to such Borrower), any and all items hereinabove referred to.  The remedies of foreclosure and offset are separate and cumulative, and either may be exercised independently of the other without regard to procedures or restrictions applicable to the other.

Section 6.15.          Agreement to Deliver Security Documents.  Borrowers agree to deliver and to cause each other Restricted Person to deliver, to further secure the Obligations whenever requested by the Lender in its sole and absolute discretion, deeds of trust, mortgages, chattel mortgages, security agreements, financing statements and other Security Documents in form and substance satisfactory to the Lender for the purpose of granting, confirming, and perfecting first and prior liens or security interests in any real or personal property which is at such time Collateral or which was intended to be Collateral pursuant to any Security Document previously executed and not then released by the Lender.

Section 6.16.          Perfection and Protection of Security Interests and Liens.  Each Restricted Person from time to time to deliver, to the Lender any financing statements, continuation statements, extension agreements, amendments to Security Documents, and other documents, properly completed and executed (and acknowledged when required) by such Restricted Person in form and substance satisfactory to the Lender, which the Lender requests for the purpose of (i) perfecting, confirming, or protecting any Liens or other rights in Collateral securing any Obligations and (ii) maintaining compliance with all applicable Laws.  Each Restricted Person hereby authorizes the Lender to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the collateral describing the Collateral as “all assets” without the signature of any Restricted Person.

Section 6.17.          Deposit Accounts.  The Borrowers shall, and shall cause DCE to, maintain their primary depository and operating accounts with the Lender.

Section 6.18.          Lockbox.  As soon as possible after the Closing, the Borrowers shall, and shall cause each other Restricted Person who grants a Lien on its Accounts to Lender to, notify all account debtors to make payments with respect to their Accounts directly to the Lockbox.  Any payments received by the Borrowers with respect to their Accounts by wire transfer shall be deposited directly in Borrowers’ primary deposit accounts held with the Lender.  So long as no Event of Default has occurred and is continuing, the Lender shall transfer all funds received in the Lockbox in accordance with Borrowers’ instructions.  During the continuation of an Event of Default, all funds received in the Lockbox shall be applied to reduce the Obligations.

Section 6.19.          Multiemployer Plan.  Borrowers shall give written notice to the Lender within thirty (30) days of any ERISA Affiliate incurring any obligation to contribute to any “multiemployer plan” as defined in Section 4001 of ERISA.

ARTICLE VII - Negative Covenants of Borrowers

To conform with the terms and conditions under which the Lender is willing to have credit outstanding to the Borrowers, and to induce the Lender to enter into this Agreement and make the Loans, each Borrower jointly and severally warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement (as determined without regard to unasserted indemnity claims), unless the Lender has previously agreed otherwise:

Section 7.1.            Indebtedness.  No Restricted Person will in any manner owe or be liable for Indebtedness except:

(a)           the Obligations.

(b)           obligations under operating leases entered into in the ordinary course of such Restricted Person’s business in arm’s length transactions at competitive market rates under competitive terms and conditions in all respects.

(c)           Indebtedness of the Project Company under and pursuant to the Clean Energy Loan Documents.

(d)           Capital Lease Obligations of CEF and its Subsidiaries in an aggregate amount not to exceed $25,000,000 at any time.

(e)           Indebtedness outstanding on the date hereof and listed in Section 7.1 of the Disclosure Schedule and any refinancings, refundings, renewals or extensions thereof (without increasing, or shortening the maturity of, the principal amount thereof).

(f)            Indebtedness under Hedging Contracts that are permitted under the risk management policies approved by CFE’s Board of Directors from time to time.

Section 7.2.            Limitation on Liens.  Except for Permitted Liens, no Restricted Person will create, assume or permit to exist any Lien upon any of the properties or assets which it now owns or hereafter acquires.

Section 7.3.            Limitation on Mergers, Issuances of Securities.  No Restricted Person will merge or consolidate with or into any other Person except pursuant to the DCE Post Closing Merger.   No Subsidiary of either Borrower will issue any additional shares of its Equity Interests or other securities or any options, warrants or other rights to acquire such additional shares or other securities, if after giving effect to such issuance (or the exercise of such options, warrants or other rights), such Borrower would own less than fifty percent (50%) of the outstanding Equity Interests in such Subsidiary.  No Subsidiary of either Borrower which is a partnership will allow such Borrower’s interest (direct or indirect) therein to be less than fifty percent (50%) of the aggregate interests in such partnership.

Section 7.4.            Limitation on Sales of Property.  No Restricted Person will sell, transfer, lease, exchange, alienate or dispose of any of its material assets or properties or any material interest therein, or discount, sell, pledge or assign any notes payable to it, accounts receivable or future income, except, to the extent not otherwise forbidden under the Security Documents:

(a)           equipment that is sold in the ordinary course of business of such Restricted Person;

(b)           equipment which is worthless or obsolete or worn out in the ordinary course of business, which is no longer used or useful in the conduct of its business or which is replaced by equipment of equal suitability and value;

(c)           inventory (including oil and gas sold as produced and seismic data) which is sold in the ordinary course of business on ordinary trade terms;

(d)           Equity Interests of any of Borrowers’ Subsidiaries (other than DCE), so long as after giving effect to such disposition, Borrowers (directly or indirectly) own at least fifty percent (50%) of the Equity Interests of such Subsidiary; and

(e)           the sale by Clean Energy to Cambrian of up to nineteen percent (19%) of the member interests in the Project Company on the terms and conditions expressly set forth in Section 13.l of the LLC Agreement.

Section 7.5.            Limitation on Dividends and Redemptions.  No Restricted Person will declare or make directly or indirectly any Distribution, if either an Event of Default shall have occurred and is continuing, or if immediately before and after giving pro forma effect to such Distribution, the Restricted Persons would not be in pro forma compliance with any of the covenants set forth in Sections 7.10 through 7.14.

Section 7.6.            Limitation on Investments and New Businesses.  No Restricted Person will engage directly or indirectly in any business or conduct any operations except in connection with or incidental to natural gas transportation or the energy industry.  No Restricted Person will make any acquisitions of or capital contributions to or other Investments in any Person or property, other than Permitted Investments.

Section 7.7.            Limitation on Credit Extensions.  Except for Permitted Investments, no Restricted Person will extend credit, make advances or make loans other than (a) normal and prudent extensions of credit to customers buying goods and services in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner, and (b) loans by Clean Energy to the Project Company pursuant to the Clean Energy Loan Documents.

Section 7.8.            Transactions with Affiliates.  Neither Borrowers nor any of their Subsidiaries will engage in any material transaction with any of its Affiliates if immediately before and after giving pro forma effect to such transaction, the Restricted Persons would not be in pro forma compliance with any of the covenants set forth in Sections 7.10 through 7.14.

Section 7.9.            Prohibited Contracts.  Except as expressly provided for in the Loan Documents, no Restricted Person will, directly or indirectly, enter into, create, or otherwise allow to exist any contractual restriction or other consensual restriction on the ability of any Subsidiary of a Borrower to: (a) pay dividends or make other distributions to such Borrower, (b) to redeem Equity Interests held in it by such Borrower, (c) to repay loans and other indebtedness owing by it to such Borrower, or (d) to transfer any of its assets to such Borrower.  No Restricted Person will amend or permit any amendment to any contract or lease which releases, qualifies, limits, makes contingent or otherwise detrimentally affects the rights and benefits of the Lender under or acquired pursuant to any Security Documents.

Section 7.10.          Minimum Liquidity.  As of the end of each Fiscal Quarter, beginning December 31, 2008, CEF’s Liquidity will not be less than $6,000,000.  For purposes of this Section 7.10, the term “CEF Liquidity” means, as of any date, the aggregate amount of  cash and Cash Equivalents of CEF and its properly Consolidated Subsidiaries that are not subject to any Lien other than Permitted Liens.

Section 7.11.          Accounts Receivable.  As of the end of each calendar month, the aggregate amount of Accounts of the Restricted Persons will not be less than $10,000,000.

Section 7.12.          Minimum Consolidated Net Worth.  As of the end of each Fiscal Quarter, beginning September 30, 2008,  CEF’s Adjusted Consolidated Net Worth will not be less than $150,000,000.  For purposes of this Section 7.12, the term “Adjusted Consolidated Net Worth” means CEF’s Consolidated Net Worth minus all assets which would be treated as intangibles under GAAP.

Section 7.13.          Maximum Consolidated Funded Debt to Equity Ratio.  As of the end of each Fiscal Quarter, beginning September 30, 2008, the ratio of (a) CEF’s Consolidated Funded Debt as of the end of such Fiscal Quarter to (b) CEF’s Consolidated Net Worth for such fiscal quarter, will not be greater than 0.3:1.

Section 7.14.          Global Debt Service Coverage Ratio.  As of the end of each Fiscal Quarter, beginning June 30, 2009, the Borrowers will maintain a Global Debt Service Coverage Ratio of at least 1.50:1.  For purposes of this section, “Global Debt Service Coverage Ratio” shall mean, for any period, CEF’s Consolidated EBITDA to the aggregate amount of CEF’s Consolidated interest expense for borrowed money and interest expense for Capital Leases and current maturities of long-term Indebtedness and current maturities of Capital Leases for such period.

Section 7.15.          Clean Energy Loan Documents.  Clean Energy will not (i) amend, modify or restate the Clean Energy Loan Documents or (ii) waive any default or event of default arising thereunder.

Section 7.16.          LLC Agreement.  Clean Energy will not consent to any amendment, modification or restatement of the LLC Agreement or vote for, or otherwise consent to, any of the Super Majority Events (as defined in the LLC Agreement) set forth in clauses (m), (n), (w) and (z) of Section 9.10 of the LLC Agreement.

ARTICLE VIII - Events of Default and Remedies

Section 8.1.            Events of Default.  Each of the following events constitutes an Event of Default under this Agreement:

(a)           Any Restricted Person fails to pay any principal component of any Obligation when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise;

(b)           Any Restricted Person fails to pay any Obligation (other than the Obligations in subsection (a) above) when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise, within three Business Days after the same becomes due;

(c)           Any “default” or “event of default” occurs under any Loan Document which defines either such term, and the same is not remedied within the applicable period of grace (if any) provided in such Loan Document;

(d)           Any Restricted Person fails to duly observe, perform or comply with any covenant, agreement or provision of Section 6.4 or Article VII;

(e)           Any Restricted Person fails (other than as referred to in subsections (a), (b), (c) or (d) above) to duly observe, perform or comply with any covenant, agreement, condition or provision of any Loan Document to which it is a party, and such failure remains unremedied for a period of thirty (30) days after notice of such failure is given by the Lender to Borrowers;

(f)            Any representation or warranty previously, presently or hereafter made in writing by or on behalf of any Restricted Person in connection with any Loan Document shall prove to have been false or incorrect in any material respect on any date on or as of which made, or any Loan Document at any time ceases to be valid, binding and enforceable as warranted in Section 5.5 for any reason other than its release or subordination by the Lender;

(g)           Any Restricted Person fails to observe, perform or comply in any material respect with any agreement with any Person or any term or condition of any instrument, if such agreement or instrument is materially significant to Borrowers and their Subsidiaries on a Consolidated basis, such failure is not remedied within the applicable period of grace (if any) provided in such agreement or instrument and the continuation of such failure would materially impair the Borrowers’ ability to timely pay the Obligations;

(h)           Any Restricted Person (i) fails to pay any portion, when such portion is due, of any of its Indebtedness in excess of the Threshold Amount, or (ii) breaches or defaults in the performance of any agreement or instrument by which any such Indebtedness is issued, evidenced, governed, or secured, and any such failure, breach or default continues beyond any applicable period of grace provided therefor;

(i)            Either (i) any “accumulated funding deficiency” (as defined in Section 412(a) of the Internal Revenue Code) in excess of the Threshold Amount exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, or (ii) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan’s benefit liabilities exceeds the then current value of such ERISA Plan’s assets available for the payment of such benefit liabilities by more than the Threshold Amount (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer’s proportionate share of such excess exceeds such amount);

(j)            Any Restricted Person:

(i)            suffers the entry against it of a judgment, decree or order for relief by a Tribunal of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar Law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of sixty (60) days; or

(ii)           commences a voluntary case under any applicable bankruptcy, insolvency or similar Law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such Law; or makes a general assignment for the benefit of creditors; or is generally not paying (or admits in writing its inability to pay) its debts as such debts become due; or takes corporate or other action authorizing any of the foregoing; or

(iii)          suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets or of any part of the Collateral in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within thirty days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

(iv)          suffers the entry against it of one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) in excess of the Threshold Amount (not covered by insurance satisfactory to the Lender in its discretion), unless the same is discharged within thirty days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

(v)           suffers a writ or warrant of attachment or any similar process to be issued by any Tribunal against all or any substantial part of its assets or any part of the Collateral, and such writ or warrant of attachment or any similar process is not stayed or released within thirty days after the entry or levy thereof or after any stay is vacated or set aside;

(k)           Any Change of Control occurs;

(l)            Any Material Adverse Change occurs;

(m)          The Project Company (i) fails to pay any portion, when such portion is due, of the Indebtedness evidenced by the Clean Energy Loan Documents or (ii) breaches or defaults in the performance of any of the Clean Energy Loan Documents, and any such failure, breach or default continues beyond any applicable period of grace provided therefor; or

(n)           DCE receives a notice from the City of Dallas that DCE is failing to perform or observe any of the provisions of the Lease and DCE does not cure or initiate steps to substantially cure such default within thirty (30) calendar days after DCE’s receipt of such notice.

Upon the occurrence of an Event of Default described in subsection (j)(i), (j)(ii) or (j)(iii) of this section with respect to any Restricted Person, all of the Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrowers and each Restricted Person who at any time ratifies or approves this Agreement.  Upon any such acceleration, any obligation of the Lender to make any further Loans hereunder shall be permanently terminated.  During the continuance of any other Event of Default, the Lender at any time and from time to time may, without notice to Borrowers or any other Restricted Person, do either or both of the following:  (1) terminate any obligation the Lender to make Loans hereunder, and (2) declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrowers and each Restricted Person who at any time ratifies or approves this Agreement.

Section 8.2.            Remedies.  If any Default shall occur and be continuing, the Lender may protect and enforce its rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document.  All rights, remedies and powers conferred upon the Lender under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at Law or in equity.

ARTICLE IX - Miscellaneous

Section 9.1.            Waivers and Amendments; Acknowledgments.

(a)           Waivers and Amendments.  No failure or delay (whether by course of conduct or otherwise) by the Lender in exercising any right, power or remedy which the Lender may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by the Lender of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy.  No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed as provided below in this section, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing.  No notice to or demand on any Restricted Person shall in any case of itself entitle any Restricted Person to any other or further notice or demand in similar or other circumstances.  This Agreement and the other Loan Documents set forth the entire understanding between the parties hereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no waiver, consent, release, modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective against any party hereto unless the same is in writing and signed by (i) if such party is a Borrower, by such Borrower, and (ii) if such party is the Lender, the Lender.

(b)           Acknowledgments and Admissions.  The Borrowers hereby represent, warrant, acknowledge and admit that (i) they have been advised by counsel in the negotiation, execution and delivery of the Loan Documents to which they are a party, (ii) they have made an independent decision to enter into this Agreement and the other Loan Documents to which they are a party, without reliance on any representation, warranty, covenant or undertaking by the Lender, whether written, oral or implicit, other than as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iii) there are no representations, warranties, covenants, undertakings or agreements by the Lender as to the Loan Documents except as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iv) the Lender has no fiduciary obligation toward the Borrowers with respect to any Loan Document or the transactions contemplated thereby, (v) the relationship pursuant to the Loan Documents between Borrowers and the other Restricted Persons, on the one hand, and the Lender, on the other hand, is and shall be solely that of debtor and creditor, respectively, (vi) no partnership or joint venture exists with respect to the Loan Documents between any Restricted Person and the Lender, (vii) should an Event of Default or Default occur or exist, the Lender will determine in its sole discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time, (viii) without limiting any of the foregoing, the Borrowers are not relying upon any representation or covenant by the Lender, or any representative thereof, and no such representation or covenant has been made, that the Lender will, at the time of an Event of Default or Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Loan Documents with respect to any such Event of Default or Default or any other provision of the Loan Documents, and (ix) the Lender has relied upon the truthfulness of the acknowledgments in this section in deciding to execute and deliver this Agreement and to become obligated hereunder.

(c)           Joint Acknowledgment.  THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Section 9.2.            Survival of Agreements; Cumulative Nature.  All of Restricted Persons’ various representations, warranties, covenants and agreements in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including the making or granting  of the Loans and the delivery of the Notes and the other Loan Documents, and shall further survive until all of the Obligations are paid in full to the Lender and all of the Lender’s obligations to the Borrowers are terminated.  Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by any Restricted Person in any Loan Document, any Obligations under Sections 3.2 and 3.3, and any obligations which any Person may have to indemnify or compensate the Lender shall survive any termination of this Agreement or any other Loan Document. All statements and agreements contained in any certificate or other instrument delivered by any Restricted Person to the Lender under any Loan Document shall be deemed representations and warranties by the Borrowers or agreements and covenants of the Borrowers under this Agreement.  The representations, warranties, indemnities, and covenants made by Restricted Persons in the Loan Documents, and the rights, powers, and privileges granted to the Lender in the Loan Documents, are cumulative, and, except for expressly specified waivers and consents, no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to the Lender of any such representation, warranty, indemnity, covenant, right, power or privilege.  In particular and without limitation, no exception set out in this Agreement to any representation, warranty, indemnity, or covenant herein contained shall apply to any similar representation, warranty, indemnity, or covenant contained in any other Loan Document, and each such similar representation, warranty, indemnity, or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.

Section 9.3.            Notices; Effectiveness; Electronic Communication.

(a)           Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows: to the address, facsimile number, electronic mail address or telephone number specified for such person on the signature pages hereto.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in said subsection (b).

(b)           Electronic Communications.  Notices and other communications to the Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Lender.  The Lender or the Borrowers or any other Restricted Person may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Lender otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)           Change of Address, Etc.  Each of the Borrowers, any other Restricted Person and the Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto.

Section 9.4.            Expenses; Indemnity; Damage Waiver.

(a)           Costs and Expenses.  Each Borrower jointly and severally shall pay (i) all reasonable out-of-pocket expenses incurred by the Lender and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Lender), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Lender including the fees, charges and disbursements of any counsel for the Lender in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)           Indemnification by Borrower.  Each Borrower shall jointly and severally indemnify the Lender and each Affiliate, partner, director, officer, employee, agent and advisor of the Lender (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by Borrowers or any other Restricted Person arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Borrowers or any of their Subsidiaries, or any environmental liability related in any way to Borrowers or any of their Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrowers, and regardless of whether any Indemnitee is a party thereto.  THE FOREGOING INDEMNIFICATION WILL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY OR CAUSED, IN WHOLE OR IN PART BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY INDEMNITEE, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by Borrowers or any other Restricted Person against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if Borrowers or such Restricted Person has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c)           Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, Borrowers shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof.  No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(d)           Payments.  All amounts due under Section 9.4(a) shall be payable not later than fifteen (15) days after demand therefor.  All amounts due under Section 9.4(b) shall be payable not later than thirty (30) days after demand therefor.

Section 9.5.            Benefits; Participations.

(a)           Benefits.  This Loan Agreement shall be binding upon and inure to the benefit of the Lender and the Borrowers, and their respective successors and assigns, provided, however, that the Borrowers may not, without the prior written consent of the Lender, assign any rights, powers, duties or obligations under this Loan Agreement or any of the other Loan Documents.

(b)           Participation of the Loans.  The Borrowers agree that the Lender may, at its option, sell interests in the Loans and its rights under this Loan Agreement to a financial institution or institutions.

(c)           Joint and Several Liability.  All Obligations which are incurred by two or more Restricted Persons shall be their joint and several obligations and liabilities.

Section 9.6.            Confidentiality.  The Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (e) with the consent of the Borrowers, (f) to a financial institution or institutions in connection with a sale by the Lender pursuant to Section 9.5(b), or (g) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Lender or any of its respective Affiliates on a nonconfidential basis from a source other than the Borrowers.

For purposes of this Section, “Information” means all information received from the Borrowers or any of their Subsidiaries relating to Borrowers or any of their Subsidiaries or any of their respective businesses, other than any such information that is available to the Lender on a nonconfidential basis prior to disclosure by the Borrowers or any of their Subsidiaries, provided that, in the case of information received from the Borrowers or any of their Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 9.7.            Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

Section 9.8.            Limitation on Interest.  The Lender, Restricted Persons and any other parties to the Loan Documents intend to contract in strict compliance with applicable usury Law from time to time in effect.  In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable Law from time to time in effect.  Neither any Restricted Person nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully contracted for, charged, or received under applicable Law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith.  The Lender expressly disavows any intention to contract for, charge, or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated.  If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) the Lender or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable Law then in effect, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at the Lender’s or holder’s option, promptly returned to the Borrowers or the other payor thereof upon such determination.  In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable Law, the Lender and Restricted Persons (and any other payors thereof) shall to the greatest extent permitted under applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable Law in order to lawfully contract for, charge, or receive the maximum amount of interest permitted under applicable Law.  In the event applicable Law provides for an interest ceiling under Chapter 303 of the Texas Finance Code (the “Texas Finance Code”) as amended, for that day, the ceiling shall be the “weekly ceiling” as defined in the Texas Finance Code, provided that if any applicable Law permits greater interest, the Law permitting the greatest interest shall apply.  As used in this section the term “applicable Law” means the Laws of the State of Texas or the Laws of the United States of America, whichever Laws allow the greater interest, as such Laws now exist or may be changed or amended or come into effect in the future.

Section 9.9.            Severability.  If any term or provision of any Loan Document shall be determined to be illegal or unenforceable all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable Law.

Section 9.10.          Counterparts; Integration.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.11.          Waiver of Jury Trial, Punitive Damages, etc.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, (A) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY, AND (B) ANY RIGHT IT MAY HAVE TO CLAIM OR

RECOVER IN ANY SUCH LEGAL PROCEEDING ANY “SPECIAL DAMAGES,” AS DEFINED BELOW.  EACH PARTY HERETO (X) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (Y) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.  AS USED IN THIS SECTION, “SPECIAL DAMAGES” INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENTS OR FUNDS WHICH ANY PARTY HERETO HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO ANY OTHER PARTY HERETO.

Section 9.12.          No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated by this Agreement, each Borrower and each other Restricted Person acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) the credit facilities provided for hereunder and any related services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between such Borrower , each other Restricted Person and their respective Affiliates, on the one hand, and the Lender, on the other hand, and each Borrower and each other Restricted Person is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Lender is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for Borrowers, any other Restricted Person or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) the Lender has neither assumed nor will assume an advisory, agency or fiduciary responsibility in favor of Borrowers or any other Restricted Person with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Lender has advised or is currently advising Borrowers, any other Restricted Person or any of their respective Affiliates on other matters) and the Lender has no obligation to Borrowers, any other Restricted Person or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Lender and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Borrowers, the other Restricted Persons and their respective Affiliates, and the Lender has no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Lender will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Borrowers and the other Restricted Persons have consulted their own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.  Borrowers and the other Restricted Persons hereby waive and release, to the fullest extent permitted by law, any claims that it may have against the Lender with respect to any breach or alleged breach of agency or fiduciary duty.

Section 9.13.          USA PATRIOT Act Notice.  The Lender is subject to the Act (as hereinafter defined) and the Lender hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “Act”), it is required to obtain, verify and record information that identifies Borrowers, which information includes the name and address of Borrowers and other information that will allow the Lender to identify Borrowers in accordance with the Act.

Section 9.14.          Binding Arbitration.

(a)           Arbitration.  The parties hereto agree, upon demand by any party, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise arising out of or relating to in any way (i) the Loans and Loan Documents which are the subject of this Agreement and its negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination; or (ii) requests for additional credit.

(b)           Governing Rules.  Any arbitration proceeding will (i) proceed in a location in Texas selected by the American Arbitration Association (“AAA”); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA’s commercial dispute resolution procedures, unless the claim or counterclaim is at least $100,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA’s optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to, as applicable, as the “Rules”).  If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control.  Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute.  Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. §91 or any similar applicable state law.

(c)           No Waiver of Provisional Remedies, Self-Help and Foreclosure.  The arbitration requirement does not limit the right of any party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding.  This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in Sections (i), (ii) and (iii) of this paragraph.

(d)           Arbitrator Qualifications and Powers.  Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00.  Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided, however, that all three arbitrators must actively participate in all hearings and deliberations.  The arbitrator will be a neutral attorney licensed in the State of Texas with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated.  The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim.  In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator’s discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication.  The arbitrator shall resolve all disputes in accordance with the substantive law of Texas and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award.  The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Texas Rules of Civil Procedure or other applicable law.  Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.  The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

(e)           Discovery.  In any arbitration proceeding discovery will be permitted in accordance with the Rules.  All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than twenty (20) days before the hearing date and within one hundred and eighty (180) days of the filing of the dispute with the AAA.  Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party’s presentation and that no alternative means for obtaining information is available.

(f)            Class Proceedings and Consolidations.  The resolution of any dispute arising pursuant to the terms of this Agreement shall be determined by a separate arbitration proceeding and such dispute shall not be consolidated with other disputes or included in any class proceeding.

(g)           Payment of Arbitration Costs and Fees.  The arbitrator shall award all costs and expenses of the arbitration proceeding.

(h)           Miscellaneous.  To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within one hundred and eighty (180) days of the filing of the dispute with the AAA.  No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation.  If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the dispute shall control.  This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

CLEAN ENERGY FUELS CORP.

By:	/s/ Richard R. Wheeler
Name: Richard R. Wheeler
Title: Chief Financial Officer

Address:

Address:
3020 Old Ranch Parkway, Suite 200
Seal Beach, California 90740
Attention:	Richard R. Wheeler

Telephone:	562-493-2804
Fax:	562-546-0097

CLEAN ENERGY

By:	/s/ Richard R. Wheeler
Name: Richard R. Wheeler
Title: Chief Financial Officer

Address:
3020 Old Ranch Parkway, Suite 200
Seal Beach, California 90740
Attention:	Richard R. Wheeler

Telephone:	562-493-2804
Fax:	562-546-0097

PLAINSCAPITAL BANK, as the Lender

By:	/s/ Ronald C. Berg
Ronald C. Berg
President, Turtle Creek

Address:
2911 Turtle Creek Boulevard, Suite 1300
Dallas, Texas 75219
Attention:	Ronald C. Berg

Telephone:	214-252-4000
Fax:	214-252-4098

SCHEDULE 1

DISCLOSURE SCHEDULE

To supplement the following sections of the Agreement of which this Schedule is a part, Borrower hereby makes the following disclosures:

Section 5.7.	Other Obligations and Restrictions:

Section 5.9.	Litigation:

None.

Section 5.10.	ERISA Plans and Liabilities:

None.

Section 5.11.	Environmental and Other Laws:

None.

Section 5.12.	Names and Places of Business:

Section 5.13.	Borrowers’ Subsidiaries:

Section 7.1.	Indebtedness:

SCHEDULE 2

SECURITY SCHEDULE

1.                                       Pledge Agreement of even date herewith executed by Clean Energy in favor of the Lender pursuant to which Clean Energy grants a security interest in all of its ownership interests in the Project Company.

2.                                       Security Agreement of even date herewith executed by the Borrowers, Blue Fuels, Natural Fuels and Transtar in favor of the Lender pursuant to which the Borrowers, Blue Fuels, Natural Fuels and Transtar each grant a security interest in all of their accounts receivable, inventory, and deposit accounts that are held with the Lender.

3.                                       Security Agreement of even date herewith executed by the Borrowers in favor of the Lender pursuant to which the Borrowers grant a security interest in the tanker trailers listed therein.

4.                                       Collateral Assignment and Security Agreement of even date herewith executed by Clean Energy in favor of the Lender pursuant to which Clean Energy grants a security interest in, and collaterally assigns, the Clean Energy Loan Documents to Lender.

5.                                       Agreement Concerning Lease of even date herewith executed by Clean Energy and DCE for the benefit of Lender.

EXHIBIT A-1

PROMISSORY NOTE

(Facility A)

$18,000,000	Dallas, Texas	August , 2008

FOR VALUE RECEIVED, the undersigned, CLEAN ENERGY FUELS CORP., a Delaware corporation, and CLEAN ENERGY, a California corporation (each a “Borrower”, and collectively, “Borrowers”), hereby jointly and severally promise to pay to the order of PLAINSCAPITAL BANK, a Texas state chartered bank (the “Lender”), the principal sum of Eighteen Million Dollars ($18,000,000), or, if greater or less, the aggregate unpaid principal amount of the Facility A Loans made by Lender to Borrowers pursuant to the terms of the Credit Agreement (as hereinafter defined), together with interest on the unpaid principal balance thereof as set forth in the Credit Agreement, both principal and interest payable as herein provided in lawful money of the United States of America at the offices of Lender under the Credit Agreement, at 2911 Turtle Creek Boulevard, Suite 1300, Dallas, Texas 75219 or at such other place within Dallas County, Texas, as from time to time may be designated by the holder of this Note.

This Note (a) is issued and delivered under that certain Credit Agreement of even date herewith among Borrowers and the Lender (as from time to time supplemented, amended or restated, the “Credit Agreement”), and is the “Facility A Note” as defined therein, (b) is subject to the terms and provisions of the Credit Agreement, which contains provisions for payments and prepayments hereunder and acceleration of the maturity hereof upon the happening of certain stated events, and (c) is secured by and entitled to the benefits of certain Security Documents (as identified and defined in the Credit Agreement).  Payments on this Note shall be made and applied as provided in the Credit Agreement.  Reference is hereby made to the Credit Agreement for a description of certain rights, limitations of rights, obligations and duties of the parties hereto and for the meanings assigned to terms used and not defined herein and to the Security Documents for a description of the nature and extent of the security thereby provided and the rights of the parties thereto.

Notwithstanding the foregoing paragraph and all other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum amount of interest which, under applicable Law, may be contracted for, charged, or received on this Note, and this Note is expressly made subject to the provisions of the Credit Agreement which more fully set out the limitations on how interest accrues hereon.  In the event applicable Law provides for an interest ceiling under Chapter 303 of the Texas Finance Code (the “Texas Finance Code”) as amended, for that day, the ceiling shall be the “weekly ceiling” as defined in the Texas Finance Code and shall be used in this Note for calculating the Highest Lawful Rate and for all other purposes.  The term “applicable law” as used in this Note shall mean the laws of the State of Texas or the laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

1

If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, each Borrower and all endorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys’ fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

Each Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Note, protest, notice of protest, notice of intention to accelerate the maturity of this Note, declaration or notice of acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

This Note and the rights and duties of the parties hereto shall be governed by the Laws of the State of Texas (without regard to principles of conflicts of law), except to the extent the same are governed by applicable federal Law.

CLEAN ENERGY FUELS CORP.

By:
Name:
Title:

CLEAN ENERGY

By:
Name:
Title:

2

EXHIBIT A-2

PROMISSORY NOTE

(Facility B)

$12,000,000	Dallas, Texas	August , 2008

FOR VALUE RECEIVED, the undersigned, CLEAN ENERGY FUELS CORP., a Delaware corporation, and CLEAN ENERGY, a California corporation (each a “Borrower”, and collectively, “Borrowers”), hereby jointly and severally promise to pay to the order of PLAINSCAPITAL BANK, a Texas state chartered bank (the “Lender”), the principal sum of Twelve Million Dollars ($12,000,000), or, if greater or less, the aggregate unpaid principal amount of the Facility B Loans made by Lender to Borrowers pursuant to the terms of the Credit Agreement (as hereinafter defined), together with interest on the unpaid principal balance thereof as set forth in the Credit Agreement, both principal and interest payable as herein provided in lawful money of the United States of America at the offices of Lender under the Credit Agreement, at 2911 Turtle Creek Boulevard, Suite 1300, Dallas, Texas 75219 or at such other place within Dallas County, Texas, as from time to time may be designated by the holder of this Note.

This Note (a) is issued and delivered under that certain Credit Agreement of even date herewith among Borrowers and the Lender (as from time to time supplemented, amended or restated, the “Credit Agreement”), and is the “Facility B Note” as defined therein, (b) is subject to the terms and provisions of the Credit Agreement, which contains provisions for payments and prepayments hereunder and acceleration of the maturity hereof upon the happening of certain stated events, and (c) is secured by and entitled to the benefits of certain Security Documents (as identified and defined in the Credit Agreement).  Payments on this Note shall be made and applied as provided in the Credit Agreement.  Reference is hereby made to the Credit Agreement for a description of certain rights, limitations of rights, obligations and duties of the parties hereto and for the meanings assigned to terms used and not defined herein and to the Security Documents for a description of the nature and extent of the security thereby provided and the rights of the parties thereto.

Notwithstanding the foregoing paragraph and all other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum amount of interest which, under applicable Law, may be contracted for, charged, or received on this Note, and this Note is expressly made subject to the provisions of the Credit Agreement which more fully set out the limitations on how interest accrues hereon.  In the event applicable Law provides for an interest ceiling under Chapter 303 of the Texas Finance Code (the “Texas Finance Code”) as amended, for that day, the ceiling shall be the “weekly ceiling” as defined in the Texas Finance Code and shall be used in this Note for calculating the Highest Lawful Rate and for all other purposes.  The term “applicable law” as used in this Note shall mean the laws of the State of Texas or the laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

1

If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, each Borrower and all endorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys’ fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

Each Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Note, protest, notice of protest, notice of intention to accelerate the maturity of this Note, declaration or notice of acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

This Note and the rights and duties of the parties hereto shall be governed by the Laws of the State of Texas (without regard to principles of conflicts of law), except to the extent the same are governed by applicable federal Law.

CLEAN ENERGY FUELS CORP.

By:
Name:
Title:

CLEAN ENERGY

By:
Name:
Title:

2

EXHIBIT B

BORROWING NOTICE

Reference is made to that certain Credit Agreement dated as of August 15, 2008 (as amended or supplemented, the “Agreement”), by and among Clean Energy Fuels Corp. and Clean Energy (each a “Borrower”, and collectively “Borrowers”) and PLAINSCAPITAL BANK (the “Lender”).  Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.  Borrowers hereby requests a new Facility B Loan to be advanced pursuant to Section 2.1 of the Agreement as follows:

Amount of Facility B Loan:	$

Date on which Loan is to be advanced:

Attached hereto is a copy of the request for a new loan made by CE Dallas under the Clean Energy Loan Documents, together with all supporting documentation therefore.

To induce the Lender to make such Loan, Borrowers hereby jointly and severally represent, warrant, acknowledge, and agree to and with the Lender that:

(a)           The officers of Borrowers signing this instrument are the duly elected, qualified and acting officer of Borrowers as indicated below such officer’s signature hereto having all necessary authority to act for Borrowers in making the request herein contained.

(b)           The representations and warranties of Borrowers set forth in the Agreement and the other Loan Documents are true and correct in all respects on and as of the date hereof (except to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the Agreement), with the same effect as though such representations and warranties had been made on and as of the date hereof, except for any such representation or warranty that expressly applies to a specified earlier date, in which case such representation or warranty shall have been true in all  material respects on and as of such earlier date.

(c)           There does not exist on the date hereof any condition or event which constitutes a Default which has not been waived in writing as provided in Section 9.1(a) of the Agreement; nor will any such Default exist upon Borrowers’ receipt and application of the Loans requested hereby.  Borrowers will use the Loans hereby requested in compliance with Section 2.4 of the Agreement.

(d)           Except to the extent waived in writing as provided in Section 9.1(a) of the Agreement, Borrowers have performed and complied with all agreements and conditions in the Agreement required to be performed or complied with by Borrowers on or prior to the date hereof, and each of the conditions precedent to Loans contained in the Agreement remains satisfied..

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(e)           The Loan Documents have not been modified, amended or supplemented by any unwritten representations or promises, by any course of dealing, or by any other means not provided for in Section 9.1(a) of the Agreement.  The Agreement and the other Loan Documents are hereby ratified, approved, and confirmed in all respects.

The officers of Borrowers signing this instrument hereby certify that, to the best of their knowledge after due inquiry, the above representations, warranties, acknowledgments, and agreements of Borrowers are true, correct and complete.

IN WITNESS WHEREOF, this instrument is executed as of                         , 20    .

CLEAN ENERGY FUELS CORP.

By:
Name:
Title:

CLEAN ENERGY

By:
Name:
Title:

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EXHIBIT C

CERTIFICATE ACCOMPANYING
FINANCIAL STATEMENTS

Reference is made to that certain Credit Agreement dated as of August 15, 2008 (as amended or supplemented, the “Agreement”), by and among CLEAN ENERGY FUELS CORP. and CLEAN ENERGY (each a “Borrower” and collectively, “Borrowers”), and PLAINSCAPITAL BANK,  (the “Lender”), which Agreement is in full force and effect on the date hereof.  Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

This Certificate is furnished pursuant to Section 6.2(d) of the Agreement.  Together herewith Borrowers are furnishing to the Lender Borrowers’’*[audited/unaudited] financial statements (the “Financial Statements”) as at                          (the “Reporting Date”).  Each Borrower hereby jointly and severally represents, warrants, and acknowledges to the Lender that:

(a)           the officers of Borrowers signing this instrument are the duly elected, qualified and acting                          of Borrowers and as such are Borrowers’ chief financial officers;

(b)           the Financial Statements are accurate and complete and satisfy the requirements of the Agreement;

(c)           attached hereto is a schedule of calculations showing Borrowers’ compliance as of the Reporting Date with the requirements of Sections 7.10 through 7.14 of the Agreement *[and Borrowers’ non-compliance as of such date with the requirements of Section(s)                          of the Agreement];

(d)           attached hereto is a report setting forth agings of all Accounts Receivable of the Borrowers as of the Reporting Date;

(e)           on the Reporting Date Borrowers were, and on the date hereof Borrower are, in full compliance with the disclosure requirements of Section 6.4 of the Agreement, and no Default otherwise existed on the Reporting Date or otherwise exists on the date of this instrument *[except for Default(s) under Section(s)                          of the Agreement, which *[is/are] more fully described on a schedule attached hereto].

(f)            *[Unless otherwise disclosed on a schedule attached hereto,] The representations and warranties of Borrowers set forth in the Agreement and the other Loan Documents are true and correct on and as of the date hereof (except to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the Agreement), with the same effect as though such representations and warranties had been made on and as of the date hereof.

The officers of Borrowers signing this instrument hereby certify that they have reviewed the Loan Documents and the Financial Statements and have otherwise undertaken such inquiry as is in their opinion necessary to enable them to express an informed opinion with respect to the above representations, warranties and acknowledgments of Borrowers and, to the best of their knowledge, such representations, warranties, and acknowledgments are true, correct and complete.

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IN WITNESS WHEREOF, this instrument is executed as of                         , 20    .

CLEAN ENERGY FUELS CORP.

By:
Name:
Title:

CLEAN ENERGY

By:
Name:
Title:

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